UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NCR ATLEOS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NCR ATLEOS

Notice of Annual Meeting and 2026 Proxy Statement

A Letter from Our President and Chief Executive Officer

Dear fellow NCR Atleos stockholders,

On behalf of our Executive Leadership Team and our Board of Directors, thank you for your interest and support of NCR Atleos Corporation, or Atleos.

Atleos is a global leader in self-service banking with a clear growth strategy

Atleos’ second full year as an independent technology solutions provider of self-service financial access was marked by significant strategic and operational achievements. Our leading self-service banking platform, leveraging a global installed base of approximately 600,000 ATMs, including the world’s largest owned and operated network, is supported by our world-class services infrastructure. We are expanding relationships with financial institutions and retail customers who value our distinctive value proposition, advanced ATM technologies and digitally enhanced banking experiences.

2025 was a successful and transformational year

In 2025, Atleos delivered another year of strong execution and meaningful progress against our mission: to set the highest standard in self-service banking.

We extended our expansive global-serviced ATM estate and continued to set the benchmark for service excellence with industry-leading metrics. Our service leadership is clear as customers rewarded us with a 30% improvement in our Net Promoter Score and more of their business. This led to a 7% growth in self-service banking revenue, driven by 14% hardware growth in the segment and 33% ATM as a Service growth. Our network business returned to year-over-year growth in Q4 given strength in surcharge-free, deposit and ReadyCode transactions. We concluded the year with high performance and positive momentum, all made possible by our global team of dedicated employees who show their commitment every day. More importantly, this was reflected with a 14% improvement in our employee Net Promoter Score.

Culminating a year of milestone achievements, we are pleased to have fully completed the separation from legacy NCR Corporation.

Creating a leading financial technology infrastructure company: Agreement for Brink’s to Acquire NCR Atleos

In early 2026 we announced an exciting new chapter for our company, a definitive agreement to combine with Brink’s to create a leading fintech infrastructure enterprise. There is a natural fit between NCR Atleos and Brink’s—we have complementary core strengths and business expertise. Together, we form a unified cash and ATM services platform across both physical and digital channels, with a global presence and resources to drive innovation efforts and enhance customer service levels. Our combined service capabilities span a wider and more integrated set of offerings that can ultimately redefine cash management with more advanced and innovative ATM technology and services.

As financial access demands evolve, we see acceleration in the adoption of outsourced services, making this the right time for this combination. The proposed transaction will enrich both companies' value proposition and truly benefit all stakeholders.

2026 expected to be another year of financial success and strategic progress

Until the transaction closes, we remain an independent company and our priorities are unchanged. We have an unwavering focus to deliver for customers, strengthen operations and execute our company goals:

●	Service first: Our culture of service will result in industry-leading performance and availability, delivering best-in-class service and enhancing customer interactions.
●	Automate for efficiency: Harnessing the power of automation and AI to work smarter and expand capabilities will result in more time for impactful, value-added work.
●	Invest for growth: Resources will be allocated to innovative products and services to drive higher revenue growth in our self-service banking and network businesses.

Thank you

We appreciate your investment in Atleos. We are exceptionally proud of what we accomplished in 2025 and are excited about 2026. Atleos has never been more relevant or more essential to the cash ecosystem. The proposed Brink’s acquisition is compelling, as it broadens solutions for customers and strengthens financial access for consumers.

We remain committed to creating value for our shareholders while supporting the customers and communities we serve.

Sincerely,

/s/ Timothy C. Oliver Timothy C. Oliver Chief Executive Officer April 3, 2026

Notice of 2026 Annual Meeting
and Proxy Statement

Dear fellow NCR Atleos stockholders,

I am pleased to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) for NCR Atleos Corporation, a Maryland corporation (“Atleos” or the “Company”), that will be held on Thursday, May 21, 2026 at 12:00 p.m. Eastern Time. This year’s Annual Meeting will be conducted as a virtual meeting of stockholders. You will be able to attend the Annual Meeting, vote your shares and submit questions during the Annual Meeting via a live webcast by visiting www.proxydocs.com/NATL. Prior to the Annual Meeting, you will be able to authorize a proxy to vote your shares on the matters submitted for stockholder approval at the Annual Meeting, and we encourage you to do so.

The accompanying notice of the Annual Meeting and proxy statement tell you more about the agenda and procedures for the Annual Meeting. The proxy statement also describes how the Board of Directors of the Company operates and provides information about, among other matters, our director candidates, director and executive officer compensation and certain corporate governance matters. I look forward to sharing more information with you about Atleos at the Annual Meeting.

As in prior years, we are offering our stockholders the option to receive our proxy materials via the Internet. We believe this option allows us to provide our stockholders with the information they need in an environmentally conscious form and at a reduced cost.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, I urge you to authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares on the Internet or by telephone, or, if you received the proxy materials by mail, you may also authorize a proxy to vote your shares by mail. Your vote will ensure your representation at the Annual Meeting regardless of whether you attend via webcast on May 21, 2026.

Sincerely,

/s/ Joseph E. Reece

Joseph E. Reece

Chairman of the Board

April 3, 2026

Notice of Annual Meeting of
Stockholders of NCR Atleos
Corporation

Time

12:00 p.m. Eastern Time

Date

Thursday, May 21, 2026

Place

Virtual Meeting via webcast at www.proxydocs.com/NATL.

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) will be held in a virtual format only on the Internet. You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.proxydocs.com/NATL. You will also be able to vote your shares electronically at the Annual Meeting. For more information about our virtual meeting process, please see the Questions Relating to this Proxy Statement – Information about our Virtual Annual Meeting section of this proxy statement.

Purpose

The holders of shares of common stock, par value $0.01 per share (the “common stock”), of NCR Atleos Corporation, a Maryland corporation, will, voting together as a single class, be asked to:

1.	Consider and vote upon the election of seven individuals to the Board of Directors as described in these proxy materials, each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies;
2.	Consider and vote, on a non-binding and advisory basis, on the compensation of the named executive officers (“Say on Pay”), as more particularly described in these proxy materials;
3.	Consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
4.	Transact such other business as may properly come before the Annual Meeting and any postponement or adjournment of the Annual Meeting.

Other Important Information

●	Record holders of Atleos common stock at the close of business on March 6, 2026 may virtually attend and vote at the Annual Meeting.
●	Your shares cannot be voted unless you virtually attend the Annual Meeting via webcast or they are represented by proxy. Whether or not you plan to virtually attend the Annual Meeting, you are encouraged to read the proxy statement and authorize a proxy to vote your shares as soon as possible to ensure that your shares are represented and voted at the Annual Meeting.

Copies of these proxy materials are available at SEC Filings | NCR Atleos Corporation and www.proxydocs.com/NATL. You may also obtain these materials on the U.S. Securities and Exchange Commission (“SEC”) website at www.sec.gov or by contacting the Company’s Corporate Secretary at NCR Atleos Corporation, 864 Spring Street NW, Atlanta, Georgia 30308-1007.

By order of the Board of Directors,
/s/ Ricardo J. Nuñez
Ricardo J. Nuñez
Executive Vice President, General Counsel and Secretary

April 3, 2026

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 21, 2026

The proxy statement and Atleos’ 2025 Annual Report are available at www.proxydocs.com/NATL. Except to the extent specifically referenced herein, information contained or referenced on our website or social media is not incorporated by reference into and does not form a part of the proxy statement. The Company’s 2025 Annual Report is not proxy soliciting material.

i	2026 Proxy Statement

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. It does not contain all the information you should consider. We urge you to read the entire proxy statement carefully before voting.

Proxy Statement

This proxy statement is furnished to stockholders of the Company, in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for exercise at the annual meeting of Atleos’ stockholders to be held on May 21, 2026 (the “2026 Annual Meeting”) and any postponements or adjournments thereof. We are mailing the Notice Regarding the Availability of Proxy Materials (the “Notice”) to stockholders on or about April 3, 2026.

The Notice directs stockholders to a website where they can access our proxy materials, including this proxy statement, the Notice of Annual Meeting of Stockholders, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”). If you would prefer to receive a printed set of our proxy materials mailed to you, please follow the instructions set forth in this proxy statement.

2026 Annual Meeting of Stockholders

Date and Time May 21, 2026 12:00 p.m. Eastern Time	Location www.proxydocs.com/NATL	Record Date Close of Business on March 6, 2026

1	2026 Proxy Statement

Proxy Summary

Proposals and Voting Recommendations

The holders of shares of common stock are being asked to consider and vote upon the following three proposals:

Proposal	Votes Required	Board Vote Recommendation	Page Reference

Proposal 1: Election of Directors	Majority of the total votes cast for and against each nominee	VOTE FOR EACH NOMINEE	9

Proposal 2: Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers as more particularly described in these proxy materials	Majority of all the votes cast on the matter	VOTE FOR	32

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2026	Majority of all the votes cast on the matter	VOTE FOR	76

How to Vote

Via the Internet	By Telephone	By Mail

www.proxypush.com/NATL	1-866-647-2142	Sign, date and mail your proxy card (record holders) or your voting instruction form (beneficial owners)

Company Overview

Atleos is an industry-leading financial technology company providing self-directed banking solutions to a global customer base including financial institutions, merchants, manufacturers, retailers and consumers. Self-directed banking is a rapidly growing, secular trend that allows banking customers to transact seamlessly between various channels all for the same transaction. Our comprehensive solutions enable the acceleration of self-directed banking through ATM and interactive teller machine (“ITM”) technology, including software, services, hardware and our proprietary Allpoint network. While we provide all our solutions on a modular basis, we have also assembled these capabilities into a turnkey, end-to-end platform which we have branded “ATM as a Service” (“ATMaaS”).

We manage our operations in the following segments: Self-Service Banking, Network, and Telecommunications & Technology (“T&T”).

●	Self-Service Banking - Offers solutions to enable customers in the financial services industry to reduce costs, generate new revenue streams and enhance customer loyalty. These solutions include a comprehensive line of ATM hardware and software, and related installation, maintenance, and managed and professional services. We also offer an ATMaaS

2	2026 Proxy Statement

Proxy Summary

solution to manage and run the ATM channel end-to-end for financial institutions that include back office, cash management, software management and ATM deployment, among other services.
●	Network - Provides a cost-effective way for financial institutions, financial technology companies (“fintechs”), neobanks, and retailers to reach and serve their customers through our network of ATMs and multi-functioning financial services kiosks. We offer credit unions, banks, digital banks, fintechs, stored-value debit card issuers, and other consumer financial services providers access to our ATM network, including our proprietary Allpoint network, providing convenient and fee-free cash withdrawal and deposit access to their customers and cardholders as well as the ability to convert a digital value to cash, or vice versa, via ReadyCode. We also provide ATM branding solutions to financial institutions, ATM management and services to retailers and other businesses, and our LibertyX solution gives consumers the ability to buy and sell Bitcoin.
●	T&T - Offers managed network and infrastructure services to enterprise clients across all industries via direct relationships with communications service providers and technology manufacturers. Our customers rely on us as a strategic partner to help them reduce complexity, improve cost efficiency, and enable global geographical reach. We deliver expert professional, field, and remote services for modern network technologies including Software-Defined Wide Area Networking, Network Functions Virtualization, Wireless Local Area Networks, Optical Networking, and Edge Networks.

Corporate Governance Highlights

Director Independence & Oversight

•

Seven of our eight current directors are independent, and six of our seven director nominees are independent

•

Our Board currently has an Independent Chairman. The Board believes its leadership structure, as well as the Company’s leadership structure, function cohesively and serve the best interests of the Company based on the Company’s strategy and ownership structure

•

Our Audit Committee, Compensation and Human Resource Committee, and Nominating and Governance Committee each consist entirely of independent directors

Director Qualifications & Evaluation	• Our Board will review committee and director performance through an annual process of self-evaluation
Stockholder Rights & Engagement

•

All of our directors will stand for election at each annual meeting of stockholders

•

Our bylaws provide for a majority voting standard in uncontested elections; provided, however, that directors will be elected by a plurality voting standard in contested elections

•

Our officers and directors have rigorous stock ownership guidelines

3	2026 Proxy Statement

Proxy Summary

Corporate Responsibility

•

Our Board has active oversight of our strategy and risk management, including data privacy, ethics and compliance, cybersecurity, human capital management and sustainability risks

•

Our Board has adopted anti-hedging, anti-pledging, insider trading and clawback policies

Board Composition Highlights

Our Board holds a wide range of backgrounds, viewpoints and skills that enables its effectiveness and proactiveness, and our Board is committed to actively seeking different thoughts and perspectives. The Board, with input from the Nominating and Governance Committee, is responsible for periodically determining the appropriate skills, perspectives, experiences, and characteristics required of Board candidates, taking into account the Company’s needs, strategy, and current make-up of the Board. Additionally, our Board continues to uphold and focus on the independence of Board members, exceeding the New York Stock Exchange (“NYSE”) listing standards.

Board Composition at a Glance

			Committee Membership
Name and Principal Occupation	Age	Independent	Audit	CHRC	NGC

Odilon Almeida, Jr. Operating Partner Advent International	64	•	•		•

Mary Ellen Baker Former Executive Vice President & Head of Business Services Citizens Financial Group (Citizens Bank)	67	•			Chair

Michelle McKinney Frymire(1) Former Chief Executive Officer CWT (formerly Carlson Wagonlit Travel)	59	•	Chair	•

Frank A. Natoli Chief Executive Officer Associated Materials Innovations	61	•		•	•
Duncan L. Niederauer Vice Chairman Transcend Capital Advisors	66	•	•	•

Timothy C. Oliver President & Chief Executive Officer NCR Atleos	57

Joseph E. Reece Chairman of the Board NCR Atleos	64	•

Jeffry H. von Gillern Former Vice Chairman of Technology and Operations Services, U.S. Bancorp	60	•		Chair	•

4	2026 Proxy Statement

Proxy Summary

For purposes of the above table:

●	CHRC = Compensation and Human Resource Committee
●	NGC = Nominating and Governance Committee
(1)	Michelle McKinney Frymire will not be standing for re-election at the Annual Meeting. The size of the Board will be reduced concurrently with the Annual Meeting from eight to seven directors. We will determine committee membership following the Annual Meeting election results.

The average age of our current board of directors is 62.25.

Executive Compensation Highlights

Executive Compensation Philosophy and Design

We are committed to clear, transparent executive compensation programs that drive company performance and encourage the interests of our executives to be aligned with those of stockholders.

Further details about executive compensation decisions are described in the Executive Compensation - Compensation Discussion & Analysis beginning on page 34.

Risk Management Highlights

Oversight

Atleos is committed to a strong oversight mechanism of material risks. The Board has oversight of executive management’s responsibilities to design, implement and maintain an effective enterprise risk management (“ERM”) framework for our overall operational, information security, strategic, reputational, technology, sustainability, and other risks, including matters relating to the environment, health and safety, business continuity planning (“BCP”), third-party risk management (“TPRM”), and the security of our personnel and physical assets. Atleos’ management is responsible for developing and managing formal programs designed to identify, assess and respond to material and emerging risks and opportunities that may impact the achievement of Atleos’ strategic objectives. In particular, the Audit Committee assists the Board in its oversight of risk management.

Our Chief Risk Officer has primary oversight for the Company’s ERM programs, including BCP and TPRM, details of which are reported to the Audit Committee. Atleos’ ERM programs support the Company’s strategic objectives and corporate governance responsibilities. The ERM programs include the following primary objectives:

●	Establish a standard risk framework and supporting policies and processes to identify, assess, respond to, and report on business risks and opportunities;
●	Establish clear roles and responsibilities in support of the Company’s risk management activities;
●	Ensure appropriate independent oversight of business risks and opportunities and the impacts of related business decisions on the Company’s risk profiles and tolerances;

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Proxy Summary

●	Ensure appropriate communication and reporting of business risks and opportunities including related response strategies and controls to Atleos’ executive leadership and Board; and
●	Provide relevant training to executives, managers and employees.

In addition to the Chief Risk Officer, our Chief Compliance Officer has a direct channel to the Board. Our Chief Compliance Officer is responsible for oversight of compliance with local regulatory and business-specific requirements including those related to anti-money laundering and anti-bribery/anti-corruption laws globally. Further, our Chief Compliance Officer oversees investigations pertaining to fraud, conflicts of interest, violations of laws, and other similar matters, and reports on those activities to one or more Committees of the Board. All of these channels to the Board are designed to prevent risks and initiatives from being siloed into one channel and provide a clear and accurate picture of the Company’s evolving risk landscape.

Business Ethics and Integrity

Our Code of Conduct sets forth standards designed to uphold our values and foster integrity in our relationships with one another and our valued stakeholders. Our Code of Conduct is available at https://www.ncratleos.com/corporate-goverance-docs/ncr-atleos_atleos-code-of-conduct.pdf.

Everyone at Atleos is required to take our Code of Conduct training annually, which is available in 16 languages. Training is also updated annually, taking into account recent compliance matters and the Company’s compliance risk profile. Our Ethics and Compliance team is responsible for managing the Company’s adherence to the Code of Conduct. In 2025, 100% of active Atleos employees and contractors and each member of our Board completed our annual Code of Conduct training.

Data Protection, Privacy and Cybersecurity

Atleos’ data protection, cybersecurity, and privacy program initiatives receive oversight from the Audit Committee, as well as from several members of our Executive Leadership Team including the Chief Operating Officer, General Counsel, and Chief Information & Technology Officer. Atleos’ Chief Information & Technology Officer, Chief Information Security Officer (“CISO”) and Chief Privacy Officer are responsible for management of these programs. Additional support is provided by our Chief Risk Officer and our Chief Compliance Officer.

Atleos supports certain privacy protections for those with whom we interact. Under the direction of Atleos’ Chief Privacy Officer, Atleos’ privacy professionals offer advice and guidance on practices, such as: complying with privacy laws and regulations; designing solutions with privacy in mind; implementing contracts governing intracompany activities; minimizing the collection of data; providing meaningful notice and choice; and safeguarding information. The privacy program is supported by dedicated privacy attorneys, privacy program managers within the business, and data protection officers in various locations internationally. Many of these privacy professionals have industry recognized privacy certifications from the International Association of Privacy Professionals.

Under the direction of Atleos’ CISO, the Global Information Security organization is responsible for implementing and maintaining an information security program designed to protect information technology resources and the confidentiality and integrity of data gathered relating

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Proxy Summary

to our people, partners, customers, and business assets. Also, we employ various information technology and protection methods designed to promote data security including firewalls, intrusion prevention systems, denial of service detection, anomaly-based detection, anti-virus/anti-malware, endpoint encryption and detection and response software, Security Information and Event Management system, identity management technology, security analytics, multi-factor authentication and encryption.

To further our commitment to data privacy and cybersecurity:

●	Atleos maintains the ISO 27001 certification for certain locations throughout the United States, Europe, and India;
●	Third-party audits for PCI-DSS, PA-DSS and SSAE-18 SOC2 are conducted for certain service offerings;
●	Atleos maintains an information security awareness and training program. Employees and contingent workers are required to complete training within 30 days of hire, as well as an annual refresher course. Additionally, Atleos performs regular testing designed to educate employees to identify email “phishing” attacks;
●	Atleos’ corporate insurance policies include certain information security risk policies that cover network security, privacy and cyber events; and
●	Our Atleos Privacy Policy can be found on the Company website for further viewing at https://www.ncratleos.com/privacy.

Human Capital

On December 31, 2025, Atleos had approximately 20,000 employees worldwide. Given the multinational nature of our business, we monitor our global employment footprint. As of December 31, 2025, our employees by geographic region included approximately: 28% in the Asia Pacific region; 40% in the Europe, Middle East and Africa region; 14% in the Americas, excluding the United States; and 18% in the United States.

Atleos has taken the opportunity to review, revamp and establish the programs necessary to drive a successful future for our employees and our company. Atleos continues to prioritize investment and focus on its human capital resources.

Our progress to date includes:

●	Successfully implemented ‘Service First’ initiative, which keeps service at the core of our strategy and everyday actions (91% employee awareness and alignment in the first year);
●	Expanded development programs across leadership, process improvement, and other areas that are key to employee engagement and ongoing company success;
●	Implemented monthly manager toolkits, keeping our leaders informed on key initiatives and empowering them in communicating and engaging with their teams;
●	Launched global well-being program and resources, encompassing four key pillars: Physical, Financial, Family, and Mental well-being;
●	Invested in our people, platforms and processes by incorporating automation, increasing efficiency and improving employee experience; and

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Proxy Summary

●	Enhanced and expanded upon initiatives that continue to reinforce our company culture, employee engagement, employee value proposition, and retention.

Our current roadmap for future programs to invest in our people includes:

●	Further embedding our ‘Service First’ mindset, its benefits, and application opportunities across internal and external customers;
●	Harnessing the power of AI to work smarter and expand capabilities, empowering an AI-enabled, future-ready workforce;
●	Enhancing our global employee engagement survey to expand upon an already-valuable feedback cycle and create meaningful action planning around areas of opportunity; and
●	Creating further transparency and understanding of career path opportunities and expanding our portfolio of development opportunities, fostering employee growth and satisfaction.

Environmental Management

We are committed to managing our environmental footprint and protecting the global communities in which we operate. We strive to minimize the environmental impact of our products and operations while also delivering innovative technologies and solutions designed to support businesses and consumers in their efforts to operate responsibly. For example, Atleos uses remote sensing technology to solve customer equipment issues, which reduces the number of maintenance visits and reduces our carbon footprint. We complete the annual CDP climate change questionnaire and have been recognized with a score of ‘B’ for our most recent submission. We continue to evaluate our environmental management progress annually to better understand our areas of opportunity to make a true impact.

Merger Agreement

On February 26, 2026, The Brink’s Company, a Virginia corporation (“Brink’s”), and Atleos announced that the companies entered into a definitive Agreement and Plan of Merger pursuant to which Brink’s will acquire Atleos in a cash and stock transaction. Under the terms of this agreement, Brink’s will acquire each outstanding share of Atleos stock for $30.00 in cash and 0.1574 shares of Brink’s common stock. The transaction is currently expected to close in the first quarter of 2027, subject to customary closing conditions, including regulatory approvals and the approval of both companies’ shareholders.

8	2026 Proxy Statement

Proposal 1 – Election of Directors

The Board of Directors recommends that you vote FOR each of Odilon Almeida, Jr., Mary Ellen Baker, Frank A. Natoli, Duncan L. Niederauer, Timothy C. Oliver, Joseph E. Reece and Jeffry H. von Gillern for election as a director of the Company, each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies.

The holders of shares of common stock are being asked to consider and vote on each of the seven director nominees up for election, each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies. Proxies solicited by the Board and properly authorized will be exercised FOR the election of each of the seven nominees: Odilon Almeida, Jr., Mary Ellen Baker, Frank A. Natoli, Duncan L. Niederauer, Timothy C. Oliver, Joseph E. Reece and Jeffry H. von Gillern, unless you elect to vote against or abstain from voting with regard to any nominee. The Board has no reason to believe that any of these nominees will be unable to serve. However, if one of them should become unable to serve prior to the Annual Meeting, the proxies may vote for another person recommended by the Nominating and Governance Committee and nominated by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting.

Michelle McKinney Frymire will not be standing for re-election at the Annual Meeting. The size of the Board will be reduced concurrently with the Annual Meeting from eight to seven directors.

How Does the Board Recommend that I Vote on this Proposal?

The Board of Directors recommends that you vote FOR the election of each nominee for director.

Vote FOR each of Odilon Almeida, Jr., Mary Ellen Baker, Frank A. Natoli, Duncan L. Niederauer, Timothy C. Oliver, Joseph E. Reece and Jeffry H. von Gillern as directors, each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies. Properly authorized proxies received by the Board will be voted FOR all nominees for which the stockholder may vote unless they specify otherwise.

Vote Required for Approval

The affirmative vote of a majority of the total votes cast for and against each nominee by the holders of our common stock (in person via attendance at the virtual Annual Meeting or by proxy), is required to elect each nominee. Abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the vote to elect each of the director nominees.

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Proposal 1 – Election of Directors

Qualifications, Attributes, Skills and Experiences Represented by the Director Nominees

	Almeida	Baker	Natoli	Niederauer	Oliver	Reece	Von Gillem	Overall

Individual Skills / Qualifications

CEO or President Leadership Experience as a chief executive officer or president in a major organization	•		•	•	•	•		71%

Communications & Marketing Experience in communications and marketing	•		•			•		43%

Compliance Experience in developing, managing or overseeing an ethics or compliance program	•	•			•	•	•	71%

ERM & Cybersecurity Experience in enterprise risk management (ERM) and cybersecurity	•	•		•			•	57%

Corporate Responsibility Experience in sustainability, environmental management, community affairs and/or corporate responsibility	•	•			•		•	57%

Financial Literacy Experience or expertise in financial accounting and reporting or financial management.	•	•		•	•	•	•	86%

Global Business & Culture Experience and exposure to markets and cultures outside the United States	•	•	•	•	•	•	•	100%

Government or Regulatory Affairs Experience leading a major organization in government or regulatory affairs	•					•	•	43%

Human Capital Management Experience in human resources and labor relations (including compensation) management, and fostering talent	•	•	•	•	•	•	•	100%

M&A or Corporate Finance Experience in mergers and acquisitions, capital structure strategy, corporate debt or capital markets	•	•	•	•	•	•	•	100%

Individual Industry Experience

Banking Background Experience in the banking industry	•	•	•	•	•		•	86%

Public Company Board Service Experience as a board member of another publicly traded company	•	•		•		•	•	71%

Strategic Transformation Leadership experience driving strategic direction and growth of an organization shifting its business strategy	•	•	•	•	•	•	•	100%

Technology or Software Experience implementing technology or software strategies for long-term research and development planning and strategy	•	•			•		•	57%

More Information About Our Board of Directors

The Board oversees management in directing the overall performance of the Company on behalf of its stockholders. Members of the Board stay informed of the Company’s business by participating in Board and committee meetings (including regular executive sessions of the Board), by reviewing materials provided to them prior to the meetings and otherwise, and through discussions with the Chief Executive Officer and other members of management and staff.

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Proposal 1 – Election of Directors

Nominees for Election

The name, age, principal occupation, other business affiliations and certain other information regarding each nominee for election as a director are set forth below, along with a description of the qualifications that led the Nominating and Governance Committee and Board to conclude that he or she meets the needs of the Board and supports the advancement of the Company’s long-term strategy. The age reported for each director is as of the filing date of this Proxy Statement.

Odilon Almeida, Jr. Director Age: 64 Atleos Committees: Audit, Nominating & Governance

Odilon Almeida Jr. is an Operating Partner at Advent International, one of the world’s largest and most experienced global private equity firms, with over 345 investments across 41 countries. Previously, from the beginning of 2020 to the end of 2022, Mr. Almeida served as President, Chief Executive Officer, and a member of the Board of Directors of ACI Worldwide (“ACIW”), a $1.6 billion global software provider of mission critical real-time payment solutions with operations in over 80 countries. During his 17-year tenure (2002-2019) at Western Union (“WU”), the global leader in cross-border and cross-currency money movement, Mr. Almeida advanced through increasingly significant general management and operating roles, ultimately as President of Western Union Global Money Transfer, where he headed the company’s $5 billion consumer business in over 200 countries and territories. He previously served for eight years until 2023 on the board of Millicom International (“TIGO”), a leading provider of fixed and mobile telecommunications services. Mr. Almeida currently serves as a member of the Board of Directors of Amerant Bancorp, Inc., MarineMax Inc., and Lightspeed Commerce Inc. Mr. Almeida became a director of Atleos on October 16, 2023.

Qualifications: Mr. Almeida’s qualifications include his extensive experience as a global leader with a strong track record of value creation in the financial, fintech and technology sectors. Over his 40-year career, he has set strategy and led growth acceleration through organic expansion, as well as the acquisition and integration of new businesses. He has proven expertise in leading digital transformation, accelerating global growth, and corporate governance.

Other Current Public Directorships: Amerant Bancorp Inc.; MarineMax Inc.; Lightspeed Commerce Inc.

11	2026 Proxy Statement

Proposal 1 – Election of Directors

Mary Ellen Baker Director Age: 67 Atleos Committees: Nominating & Governance (Chair)

Mary Ellen Baker most recently served as Executive Vice President and Head of Business Services for Citizens Financial Group (“Citizens Bank”) from August 2016 to June 2022. She also served as a member of Citizens Bank’s executive committee while co-leading the bank’s multi-year transformation program focused on digitization, next-generation technology and deployment of advanced analytics. Prior to joining Citizens Bank in 2016, Ms. Baker was an Executive Vice President at PNC Financial Services (“PNC”), where she was the interim Chief Technology Officer and the Executive Vice President of Enterprise Services. Prior to PNC, Ms. Baker spent ten years with Bank of America as a Senior Vice President in several executive roles including the Head of Consumer & Small Business Technology and Operations. Ms. Baker currently serves as a member of the Board of Directors of Metallus, Inc. Ms. Baker became a director of Atleos on October 16, 2023.

Qualifications: Ms. Baker’s qualifications include her significant leadership and management experience; financial services industry technology and innovation experience; and her current experience as a director and committee member of other public companies.

Other Current Public Directorships: Metallus, Inc.

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Proposal 1 – Election of Directors

Frank A. Natoli Director Age: 61 Atleos Committees: Compensation & Human Resource, Nominating & Governance

Mr. Natoli currently serves as CEO of Associated Materials Innovations, a vertically integrated building products company. From 2020 to March 2023, Mr. Natoli served as Chief Operating Officer at Springs Window Fashions LLC, a leading global provider of custom window coverings. Mr. Natoli joined Springs Window Fashions, LLC, in 2018 as Executive Vice President, Integrated Supply Chain. In this position, he led the company’s supply chain operations. He also managed the company’s manufacturing footprint as well as the supply chain, procurement, and quality functions. Prior to joining Springs Window Fashions LLC, Mr. Natoli was with Diebold Nixdorf, Inc., (“Diebold”) for 13 years where he held a number of positions of increasing responsibility in technology, operations, transformation and business process improvement. In 2018, Mr. Natoli served as Head of Operations for Diebold and oversaw their global manufacturing and supply chain. From 2012 to 2017, he was Executive Vice President and Chief Innovation Officer and led their global research and development organization, including Diebold’s global engineering, marketing, product management and technology groups. Prior to that, he worked as Vice President and Chief Technology Officer where he was responsible for leading the technology and engineering development group in creating products that meet customers’ needs. He also led support of the company’s service business to improve reliability and align technology with corporate strategies. Prior to that, he also served as Vice President of Operational Excellence and Vice President of Business Transformation. Before joining Diebold in 2005, Mr. Natoli spent 23 years in the automotive industry in engineering, manufacturing and operations roles. Mr. Natoli became a director of Atleos on October 16, 2023.

Qualifications: Mr. Natoli’s qualifications include his extensive executive-level experience and his industry expertise including in the financial services industry and bank technology processing.

Other Current Public Directorships: None

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Proposal 1 – Election of Directors

66 (Chair)

Ms. Baker’s qualifications include her significant leadership and management experience; financial services industry technology and innovation experience; and her current experience as a director and committee member of other public companies.

Metallus, Inc.

Duncan L. Niederauer Director Age: 66 Atleos Committees: Audit, Compensation & Human Resource

Mr. Niederauer is a co-founder and Vice Chairman of Transcend Capital Advisors, a financial advisory firm, and a co-founder of Communitas Capital Partners, a venture capital firm. He previously served as chief executive officer of NYSE Euronext (the “NYSE”) from December 2007 until the NYSE’s merger with Intercontinental Exchange in November 2013 and thereafter continued to serve as chief executive officer of the NYSE until his retirement in August 2014. Prior to joining the NYSE, Mr. Niederauer worked at Goldman Sachs for 22 years, where he was a partner and co-Head of the Equities Division Execution Services and Head of Electronic Trading and e-Commerce Strategy. Mr. Niederauer was a member of the Board of Directors of GEOX S.p.A. (Milan Stock Exchange) from 2014 to 2019, First Republic Bank from 2014 to 2022, and Anywhere Real Estate from 2017 to 2026. Mr. Niederauer became a director of Atleos on May 21, 2025.

Qualifications: Mr. Niederauer’s qualifications include his leadership and management experience; capital markets expertise; his understanding of technology and innovation; and
his prior experience as a director and committee member of other public companies.

Other Current Public Directorships: None

14	2026 Proxy Statement

Proposal 1 – Election of Directors

Timothy C. Oliver President and Chief Executive Officer Age: 57

Timothy (Tim) C. Oliver is the President and Chief Executive Officer of Atleos, a position he has held since October 16, 2023. Most recently, Tim served as Chief Financial Officer for NCR Corporation, from July 13, 2020 to October 16, 2023, and was responsible for all aspects of its financial stewardship, compliance and balance sheet management, working with the investor community and partnering with the business units to ensure customer success and profitability. Mr. Oliver served as Chief Financial Officer of Spring Window Fashions, LLC, a consumer goods company, and a member of the company’s leadership team from 2019 to July of 2020. In this role he focused on, among other things, aligning the company’s business portfolio and growth initiatives with its finance strategy. From 2011 to 2019, he served as Chief Financial Officer of the Goldstein Group Inc. (“GGI”), a privately held conglomerate, and President and Chief Financial Officer of its subsidiary, Alter Trading Corporation (“Alter”), a privately held metal recycler and broker company. Before joining GGI and Alter, he was the Senior Vice President and Chief Financial Officer of MEMC Electronic Materials, Inc., a publicly held technology company (now SunEdison, Inc.), from 2009 to 2011, and Senior Executive Vice President and Chief Financial Officer of Metavante Technologies, Inc., a publicly held bank technology processing company, from 2007 to 2009. He also previously served as Vice President and Treasurer of Rockwell Automation, Inc. (“Rockwell”), an industrial automation and digital transformation company, from 2005 to 2007. Before joining Rockwell, he was Vice President for Investor Relations and Financial Planning at Raytheon Company. Mr. Oliver became a director of Atleos on October 16, 2023.

Qualifications: Mr. Oliver’s qualifications include his deep experience and expertise in our business, proven leadership through the development of his own teams, and exceptional amount of care for our customers, employees and communities. A seasoned corporate finance executive, Tim brings three decades of experience and a successful record of integrating advanced technologies, transforming portfolios and managing economic uncertainties. Tim has worked in the manufacturing, technology and software business sectors and brings accounting expertise and deep experience in mergers and acquisitions, investor relations and financial planning.

Other Current Public Directorships: None

15	2026 Proxy Statement

Proposal 1 – Election of Directors

Joseph E. Reece Chairman of the Board Age: 64 Atleos Committees: None

Joseph E. Reece has been a Managing Partner of SilverBox Capital LLC, and its predecessors, (“SilverBox”), since 2015. SilverBox is an alternative investment manager operating across multiple platforms. Mr. Reece also served as a consultant to BDT & Company from October 2019 to November 2021. He previously served as Executive Vice Chairman and Head of UBS Securities, LLC’s (“UBS”) Investment Bank for the Americas from 2017 to 2018 and was also Co-Head of Risk. Prior to working at UBS, Mr. Reece worked at Credit Suisse from 1997 to 2015, in roles of increasing responsibility, including serving as Global Head of Equity Capital Markets and Co-Head of Credit Risk. Joe’s prior experience includes practicing as an attorney for ten years, including at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP and at the United States Securities and Exchange Commission, where he ultimately served as Special Counsel to the Division of Corporation Finance. Mr. Reece currently serves as a member of the Board of Directors of Compass Minerals Inc., where he serves as its Chairman. He also serves on the Board of Directors of Americold. He previously served as a member of the Board of Directors of SilverBox Engaged Merger Corp I. (where he was the Executive Chairman from March 2021 to February 2022), UBS Securities, LLC, Atlas Technical Consultants, Inc. and its predecessor company, Boxwood Merger Corp., Del Frisco’s Restaurant Group, Inc., RumbleOn, Inc, CST Brands, Inc., LSB Industries, Inc., and Quotient Technology, Inc. Mr. Reece previously served on the Board of Directors for NCR Corporation, where he was independent Lead Director from November 2, 2022 to May 2, 2023 and was Chairman of the Board from May 2, 2023 to October 16, 2023. Mr. Reece became a director and Chairman of the Board of Atleos on October 10, 2023.

Qualifications: Mr. Reece’s qualifications include his current and prior experience as a director of other public companies; his significant finance and investment experience; his broad industry experience; his experience leading companies in operational, financial and strategic matters; and his independence.

Other Current Public Directorships: Compass Minerals, Inc.; Americold Realty Trust, Inc.

16	2026 Proxy Statement

Proposal 1 – Election of Directors

Jeffry H. von Gillern Director Age: 60 Atleos Committees: Compensation & Human Resource (Chair), Nominating & Governance

Jeffry H. von Gillern most recently served as Vice Chairman of Technology and Operations Services for U.S. Bancorp and as a member of the Managing Committee of U.S. Bancorp, a position he held from July 2010 to December 31, 2023. In this role, he reported directly to the Chief Executive Officer and Chairman, and was responsible for a substantial annual investment portfolio of projects and led a group of approximately 25,000 staff resources. Mr. von Gillern joined U.S. Bancorp in 2001 as Executive Vice President and he assumed the additional role of Chief Information Officer (“CIO”) in 2007 which he served until 2010. As CIO, he managed a number of important projects and led and supported numerous bank acquisitions, large scale technology upgrades and multiple complex portfolio conversions. Prior to joining U.S. Bancorp, he served as Chief Information Officer of IronPlanet, a leading online marketplace for selling and buying used construction equipment, trucks and government surplus from 2000 to 2001. Prior to that, he was a Senior Vice President at Visa International, where he spent 12 years. Mr. von Gillern was the Lead Director of ViewPointe LLC from 2010 until 2015, and was a Board Director of Syncada, LLC, from 2010 until 2014. Mr. von Gillern is currently a Board Director and Treasurer of Children’s Hospital of Minnesota and a Board Director of X3 Acquisition Corporation. Mr. von Gillern became a director of Atleos on October 16, 2023.

Qualifications: Mr. von Gillern’s qualifications include his significant leadership and management experience; financial services industry experience and technology and innovation experience.

Other Current Public Directorships: X3 Acquisition Corporation

17	2026 Proxy Statement

Corporate Governance

General

The Board is elected by the stockholders of the Company to oversee and direct the management of the Company. The Board acts as an advisor to senior management and monitors its performance. The Board reviews the Company’s strategies, financial objectives, and operating plans. It also plans for management succession of the Chief Executive Officer, as well as other senior management positions, and oversees the Company’s compliance efforts.

To help discharge its duties and responsibilities, the Board has adopted the Corporate Governance Guidelines that address significant corporate governance issues, including, among other things: the size and composition of the Board; director independence; Board leadership; roles and responsibilities of the Board; risk oversight; director compensation and stock ownership; committee membership and structure, meetings and executive sessions; and director selection, training and retirement. The Corporate Governance Guidelines, as well as the Board’s committee charters, are found under “Corporate Governance” on the “Company” page of Atleos’ website at https://investor.ncratleos.com/corporate-governance. You also may obtain a written copy of the Corporate Governance Guidelines, or any of the Board’s committee charters, by writing to Atleos’ Corporate Secretary at the address listed in the Communications with Directors section of this proxy statement.

Independence

In keeping with our Corporate Governance Guidelines policy, a substantial majority of our Board is independent, which exceeds the NYSE listing standards. The Board has adopted the Director Independence Standards as further described on our website which exceed the director independence requirements for NYSE-listed companies. The Board may amend this definition in the future; if it does, it will disclose the revised definition.

Consistent with our Corporate Governance Guidelines and the NYSE listing standards, on an annual basis the Board, with input from the Nominating and Governance Committee, determines whether each non-employee Board member is considered independent. In doing so, the Board takes into account the factors listed below and such other factors as it may deem relevant:

●	has not been an employee of the Company or any of its affiliates, or otherwise affiliated with the Company, or any of its affiliates, within the past five years;
●	has not been affiliated with or an employee of the Company’s present or former independent auditors or its affiliates for at least five years after the end of such affiliation or auditing relationship;
●	has not for the past five years been a paid advisor, service provider or consultant to the Company or any of its affiliates or to an executive officer of the Company or an employee or owner of a firm that is such a paid advisor, service provider or consultant;
●	does not, directly or indirectly, have a material relationship (such as being an executive officer, director, partner, employee or significant stockholder) with a company that has

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Corporate Governance

made payments to or received payments from the Company that exceeded, in any of the previous three fiscal years, the greater of $1 million or 2% of the other company’s consolidated gross revenues;
●	is not an executive officer or director of a foundation, university or other non-profit entity receiving significant contributions from the Company, including contributions in the previous three years that, in any single fiscal year, exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues;
●	has not been employed by another corporation that has (or had) an executive officer of the Company on its board of directors during the past five years;
●	has not received compensation, consulting, advisory or other fees from the Company, other than director compensation and expense reimbursement or compensation for prior service that is not contingent on continued service for the past five years; and
●	is not and has not been for the past five years, a member of the immediate family of (i) an officer of the Company, (ii) an individual who receives or has received during any 12-month period more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent on continued service, (iii) an individual who, with respect to the Company’s independent auditors or their affiliates, is a current partner or a current employee personally working on the Company’s audit or was a partner or employee and personally worked on the Company’s audit, (iv) an individual who is an executive officer of another corporation that has (or had) an executive officer of the Company on its board of directors, (v) an executive officer of a company that has made payment to, or received payments from, the Company in a fiscal year that exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues, or (vi) any director who is not considered an independent director.

In analyzing the independence of our directors, we did not identify or consider any transactions, relationships or arrangements that would potentially render a director not independent.

The Board has affirmatively determined that all of the Company’s non-employee directors and nominees, namely Odilon Almeida, Jr., Mary Ellen Baker, Frank A. Natoli, Duncan L. Niederauer, Joseph E. Reece and Jeffry H. von Gillern, are independent in accordance with the NYSE listing standards and the Corporate Governance Guidelines.

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Corporate Governance

New Director Orientation

As provided in the Corporate Governance Guidelines, the Company has an orientation process for new directors that includes background material, visits to Company facilities, and meetings with senior management to familiarize the directors with the Company’s strategic and operating plans, key issues, corporate governance, Code of Conduct, and the senior management team. Atleos manages an extensive director orientation program designed to meet the objectives above and comprehensively brief new board members. We expect any new director who joins the Board to complete a similar program. The program includes the provision of written materials to the new directors and onsite or virtual meetings and training with members of the Company’s Executive Leadership Team, including, among others, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel and Secretary, Chief Information & Technology Officer, Chief Audit Executive and various business leaders, as well as other key senior management employees. The program enables the new directors to thoroughly understand the Company’s business and strategic initiatives, as well as overall governance and processes, including, among other things, the Company’s organization, the Company charter, bylaws, Board committee charters, the Company Code of Conduct, and Corporate Governance Guidelines.

20	2026 Proxy Statement

Board Leadership Structure, Board Committees and Risk Oversight

Leadership Structure

Our Board is committed to independent leadership and acknowledges there are different structures available to achieve that objective. Our Board has the flexibility to determine a leadership structure as it deems best for the Company from time to time. Under our Corporate Governance Guidelines, the Board shall appoint a Chairman of the Board and the Board does not have a guideline on whether the role of Chairman should be held by a non-employee or independent director. In the event the positions of Chairman and Chief Executive Officer are held by the same person or if the Chairman is a management employee or a non-independent Director, the independent directors of the Board will select a Lead Director from the independent directors. If the Board selects a Lead Director, the roles of the Chairman and the Lead Director will be as set forth in Exhibit B to the Corporate Governance Guidelines.

Currently the roles of Chairman and Chief Executive Officer are separated, with Joseph E. Reece serving as the non-employee independent Chairman and Timothy C. Oliver serving as Chief Executive Officer. Our Board believes this provides an effective leadership model for Atleos and our Board to help ensure effective independent oversight at this time. However, the Board believes that the determination of whether to have an executive or non-executive Chairman and whether to combine or split the roles of Chairman and Chief Executive Officer, should be made based on the best interests of the Company in light of the circumstances of the time. Accordingly, the Board will periodically evaluate its leadership structure.

Additionally, further structural balance is provided by the Company’s well-established corporate governance policies and practices, including its Corporate Governance Guidelines:

●	Board Independence: Independent directors account for seven out of eight current Board members and six out of seven director nominees and make up all of the members of the Board’s Compensation and Human Resource Committee, Audit Committee, and Nominating and Governance Committee.
●	Board Skills and Experience: We believe our seven director nominees represent a well-rounded range of backgrounds, skills and experience that support the current and future needs of the Company.
●	Board Preparedness: Board and committee agendas are prepared by their independent chairs, based on discussions with directors and recommendations from senior management.
●	Board Schedules: All directors are encouraged to request agenda items, additional information and/or modifications to schedules as they deem appropriate.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation and Human Resource Committee, and the Nominating and Governance Committee. All members of each of these committees are independent Board members.

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Board Leadership Structure, Board Committees and Risk Oversight

The Board has adopted a written charter for each standing committee that sets forth the committee’s mission, composition and responsibilities. Each charter can be found under “Governance Documents” on the “Corporate Governance” page of Atleos’ website at https://investor.ncratleos.com/corporate-governance/governance-documents.

Director Attendance

All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. The Board held seven meetings in 2025, while the Audit Committee held six meetings, the CHRC held five meetings, and the Nominating and Governance Committee held four meetings. In 2025, each director attended 100% of the total number of meetings of the Board and of the committees on which each such director served during the period in which they served, except for former director Mark Begor, who did not attend the meeting of the Board immediately preceding the 2025 annual meeting of stockholders. Although Atleos does not have a formal policy regarding director attendance at each year’s annual meeting, it encourages directors to attend. In 2025, all directors, except for Mr. Begor, who did not stand for re-election, attended the annual meeting of stockholders.

Audit Committee

The Audit Committee is the principal agent of the Board in overseeing: (i) the quality and integrity of the Company’s financial statements; (ii) the assessment of financial risk and risk management programs; (iii) the independence, qualifications, engagement and performance of the Company’s independent registered public accounting firm; (iv) the performance of the Company’s Internal Audit Department; (v) the integrity and adequacy of internal controls; (vi) the quality and adequacy of disclosures to stockholders; and (vii) the design, implementation and maintenance of the Company’s enterprise risk management framework. Among other things, the Audit Committee also:

●	selects, evaluates, sets compensation for and, where appropriate, replaces the Company’s independent registered public accounting firm;
●	pre-approves all audit and non-audit services provided to the Company by its independent registered public accounting firm;
●	reviews and discusses with the Company’s independent registered public accounting firm its services and quality control procedures and the Company’s critical accounting policies and practices;
●	regularly reviews the scope and results of audits performed by the Company’s independent registered public accounting firm and internal auditors;
●	prepares the report required by the SEC to be included in the Company’s annual proxy statement;
●	meets with management to review the adequacy of the Company’s internal control framework and its financial, accounting, reporting and disclosure control processes;
●	reviews the Company’s periodic SEC filings and quarterly earnings releases;
●	discusses with the Company’s Chief Executive Officer and Chief Financial Officer the procedures they follow to complete their certifications in connection with Atleos’ periodic filings with the SEC;

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Board Leadership Structure, Board Committees and Risk Oversight

●	reviews the Company’s compliance with legal, tax and regulatory requirements; and
●	reviews the effectiveness of the Internal Audit function, including compliance with the Institute of Internal Auditors’ International Professional Practices Framework for Internal Auditing consisting of the Definition of Internal Auditing, Code of Ethics and the Standards.

All members of the Audit Committee during 2025 were, and the current members are, independent and financially literate as determined by the Board under applicable SEC rules and NYSE listing standards. In addition, the Board has determined that the current members of the Audit Committee, Ms. Frymire, Mr. Almeida and Mr. Niederauer, are each an “audit committee financial expert,” as defined under SEC regulations. The Board has also determined that each member of the Audit Committee is independent based on independence standards set forth in the Corporate Governance Guidelines, the listing standards of the NYSE and the applicable rules of the SEC. No member of the Audit Committee may receive any compensation, consulting, advisory or other fees from the Company, other than the Board compensation described below under the Director Compensation section in this proxy statement, as determined in accordance with applicable SEC rules and NYSE listing standards. Members serving on the Audit Committee are limited to serving on no more than two other audit committees of public company boards of directors, unless the Board evaluates and determines that these other commitments would not impair the member’s effective service to the Company.

The Audit Committee also assists the Board with its oversight of executive management’s responsibilities to design, implement and maintain an effective enterprise risk management, or ERM framework for the Company’s overall operational, information security, strategic, reputational, technology, cybersecurity, and other risks. Among other things, the Audit Committee also:

●	monitors all enterprise risks and reviews and discusses with management the Company’s policies, procedures, and standards for identifying and managing enterprise risk, and the Company’s compliance with and performance against those policies, procedures and standards;
●	reviews and discusses with executive management the Company’s ERM strategy and ERM controls, including the Company’s business continuity plans;
●	reviews and discusses with executive management and oversees the Company’s data security risk strategy and data security risk policies and controls;
●	reviews and discusses with executive management the Company’s major risk exposures and the steps taken to monitor and control such exposures; and
●	oversees emerging risks presented by economic, societal, environmental, regulatory, geo-political, competitive landscape or other conditions, and the business opportunities arising from such emerging risks.

Compensation and Human Resource Committee

The Compensation and Human Resource Committee (the “CHRC”) provides general oversight of the Company’s management compensation philosophy and practices, benefit programs, strategic workforce initiatives, and leadership development plans. In doing so, the CHRC reviews and approves total compensation goals, objectives and programs, and the

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Board Leadership Structure, Board Committees and Risk Oversight

competitiveness of total compensation practices covering executive officers and senior executives reporting directly to the CEO. Among other things, the CHRC also:

●	evaluates executive officer performance levels and determines their base salaries, incentive awards and other compensation;
●	discusses its evaluation and compensation determinations for the Chief Executive Officer at Board executive sessions;
●	reviews executive compensation plans, including incentive and equity-based compensation plans and recommends them for Board approval;
●	oversees our compliance with SEC and NYSE compensation-related rules;
●	reviews and approves executive officer employment, severance, and change in control plans and any special or supplementary compensation and benefits;
●	reviews management proposals for significant organizational changes;
●	periodically assesses compensation program risks;
●	monitors compliance with the Company’s stock ownership guidelines;
●	reviews recommendations for major changes in compensation, benefit and retirement plans applicable to all employees;
●	oversees management succession and development; and
●	retains an independent compensation consultant to assist in fulfilling the above responsibilities.

The CHRC may delegate its authority to the Company’s Chief Executive Officer and/or other appropriate delegates to make equity awards to individuals (other than executive officers) in limited instances.

To assist in review and oversight of our executive compensation programs, the CHRC retained Frederic W. Cook & Co., Inc. (“FW Cook”), an independent national executive compensation consulting firm, in 2024 after reviewing all factors relevant to its independence from management under applicable SEC rules and NYSE listing standards and concluding that FW Cook was independent and its work did not raise any conflicts of interest. FW Cook was selected based on their experience and capability to support the objectives of the CHRC and assist in the review and oversight of our executive compensation programs.

The Board has determined that each member of the CHRC is independent based on independence standards set forth in the Corporate Governance Guidelines which reflect NYSE listing standards and satisfies the additional provisions specific to compensation committee membership set forth in the NYSE listing standards.

Nominating and Governance Committee

The Nominating and Governance Committee (the “Governance Committee”) is responsible for reviewing the Board’s corporate governance practices and procedures, including the review and approval of each related party transaction under the Company’s Related Person Transaction Policy (unless the Governance Committee determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board), and the

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Board Leadership Structure, Board Committees and Risk Oversight

Company’s ethics and compliance program. In addition, the Governance Committee assists the Board in fulfilling its oversight responsibilities for matters relating to sustainability and climate-related risks. Among other things, the Governance Committee also:

●	recommends to the Board the principles of director compensation and compensation to be paid to directors;
●	reviews the composition of the Board and the qualifications of persons identified as prospective directors, recommends the candidates to be nominated for election as directors, and, in the event of a vacancy on the Board, recommends any successors;
●	recommends to the Board the assignment of directors to various committees of the Board;
●	recommends criteria and process to assess the Board’s performance, and conducts an evaluation of the Board based on such criteria;
●	reviews the Company’s charter, bylaws and Corporate Governance Guidelines, including the Director Qualification Guidelines and independence standards, and makes any recommendations for changes, as appropriate; and
●	monitors compliance with independence standards established by the Board.

The Governance Committee is authorized to engage consultants to review the Company’s director compensation program.

The Board has determined that each member of the Governance Committee is independent based on independence standards set forth in the Corporate Governance Guidelines, which reflect the listing standards of the NYSE.

Risk Oversight

As a part of its oversight responsibilities, the Board regularly monitors management’s processes for identifying and addressing areas of material risk to the Company, including operational, financial, cybersecurity, legal, regulatory, strategic, sustainability and reputational risks. In doing so, the Board receives regular assistance and input from its committees, as well as regular reports from members of the Executive Leadership Team and other members of senior management. While the Board and its committees provide oversight, management is responsible for implementing risk management programs, supervising day-to-day risk management and reporting to the Board and its committees on these matters.

Audit Committee: The Audit Committee reviews in a general manner the guidelines and policies governing the process by which the Company conducts risk assessment and risk management. The Audit Committee receives periodic updates on material risks and compliance items from the Company’s Chief Risk Officer and Chief Compliance Officer. The Audit Committee has oversight of executive management’s responsibilities to design, implement and maintain an effective ERM framework.

CHRC and Governance Committee: The CHRC regularly considers potential risks related to the Company’s compensation programs, as discussed below, and the Governance Committee considers risks within the context of its responsibilities (as such responsibilities are defined in the committee charter), including the monitoring of legal and regulatory compliance risks. The Governance Committee also receives periodic updates regarding the Company’s ethics and compliance program, sustainability program (including key climate-related risks), and

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Board Leadership Structure, Board Committees and Risk Oversight

regulatory compliance program from the Company’s Chief Risk Officer and Chief Compliance Officer.

Management: At the management level, Atleos also established the Office of Risk Management and appointed a Chief Risk Officer to assist the Company in fulfilling its objectives relating to ERM, ethics & compliance (E&C), data privacy, TPRM, BCP and sustainability. The Company’s Chief Risk Officer is responsible for developing and managing formal programs designed to identify, assess and respond to material and emerging risks and opportunities that may impact the achievement of the Company’s strategic objectives. The Audit Committee also regularly receives management reports on information security and enhancements to cybersecurity protections, including benchmarking assessments, which it then shares with the Board. Included among the members of both the Board and the Audit Committee are directors with substantial expertise in cybersecurity matters, and Board members actively engage in dialogue on the Company’s information security plans, and in discussions of improvements to the Company’s cybersecurity defenses. When, in management’s or the Board’s judgment, a threatened cybersecurity incident has the potential for material impacts, management, the Board and applicable committees of the Board will engage to assess and manage the incident.

After each committee meeting, the Audit Committee, CHRC, and Governance Committee each report at the next meeting of the Board all significant items discussed at each committee’s last meeting, which includes a discussion of items relating to risk oversight where applicable.

We believe the leadership structure of the Board also contributes to the effective facilitation of risk oversight as a result of: (i) the role of the Board committees in risk identification and mitigation; (ii) the direct link between management and the Board; and (iii) the role of our active independent Chairman of the Board whose duties include ensuring the Board reviews and evaluates major risks to the Company, as well as measures proposed by management to mitigate such risks.

All of the above elements work together to provide a focus on risk oversight.

Compensation Risk Assessment

The Company takes a prudent and risk-balanced approach to its incentive compensation programs to promote the long-term interests of our stockholders and attempt to prevent unnecessary risk-taking. The CHRC evaluates the Company’s executive and broad-based compensation programs, including the mix of cash and equity, balance of short-term and long-term performance focus, balance of revenue and profit-based measures, stock ownership guidelines, clawback policies and other risk mitigators. The CHRC directly engages its independent compensation consultant to assist with this evaluation process. Based on this evaluation, the CHRC concluded that none of the Company’s compensation policies and plans are reasonably likely to have a material adverse effect on the Company.

CHRC Interlocks and Insider Participation

Our CHRC is currently comprised of four of our independent directors: Jeffry H. von Gillern, Michelle McKinney Frymire, Frank A. Natoli, and Duncan L. Niederauer. None of these individuals has at any time served as an officer or employee of the Company. None of our executive officers has served as a director or member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board or the CHRC.

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Director Selection, Communications, Code of Conduct and Compensation

Selection of Nominees for Directors

The Governance Committee and our other directors are responsible for recommending nominees for membership to the Board. The director selection process is described in detail in the Corporate Governance Guidelines. In determining candidates for nomination, the Governance Committee will seek the input of the Chairman of the Board and the Chief Executive Officer, and, in the event the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the independent Lead Director, and will consider individuals recommended for Board membership by the Company’s stockholders. In addition, the Board may engage a third-party search firm to assist to identify candidates who have desired experience and expertise, and meet the qualification guidelines described below.

Exhibit A to the Corporate Governance Guidelines includes qualification guidelines for directors standing for re-election and new candidates for membership on the Board. All candidates are evaluated by the Governance Committee using these qualification guidelines. In accordance with the guidelines, as part of the selection process, and in addition to such other factors as it may deem relevant, the Governance Committee will consider, among other things, a candidate’s:

●	strong management experience, ideally with major public companies with successful multinational operations;
●	other areas of expertise or experience that are desirable given the Company’s business and the current make-up of the Board, such as expertise or experience in information technology businesses, manufacturing, international, financial or investment banking, scientific research and development, senior level government experience, and academic administration or teaching;
●	desirability of range in age, so that retirements are staggered to permit replacement of directors of desired skills and experience in a way that will permit appropriate continuity of Board members;
●	independence, as defined by the Board (and under the standards of independence set forth in the Corporate Governance Guidelines, which adopt independence standards that exceed those required under the NYSE listing standards);
●	diversity of thought and perspectives;
●	knowledge and skills in accounting and finance, business judgment, general management practices, crisis response and management, industry knowledge, international markets, leadership, and strategic planning;
●	personal characteristics matching the Company’s values, such as integrity, accountability, financial literacy and high performance standards;

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●	Additional characteristics, such as:
o

willingness to commit the time required to fully discharge responsibilities to the Board, including the time to prepare for Board and Committee meetings by receiving the material supplied before each meeting;

o	commitment to attend a minimum of 75% of meetings;
o	ability and willingness to represent the stockholders’ long- and short-term interests;
o	awareness of the Company’s responsibilities to its customers, employees, suppliers, regulatory bodies, and the communities in which it operates; and
o	willingness to advance their opinions, but once a decision is made by the Board, a willingness to support the Board decision assuming questions of ethics or propriety are not involved.
●	the number of commitments to other entities, with one of the more important factors being the number of other public-company boards on which the individual serves.

The Board and the Governance Committee are committed to finding proven leaders who are qualified to serve as Atleos directors and may from time to time engage outside search firms to assist in identifying and contacting qualified candidates.

Other than Timothy C. Oliver, Atleos’ Chief Executive Officer, all of the candidates for election have been determined by the Board to be independent under the standards of independence set forth in the Corporate Governance Guidelines, which adopt independence standards that exceed those required under the NYSE listing standards.

Stockholders wishing to recommend individuals for consideration as directors should contact the Governance Committee by writing to the Company’s Corporate Secretary at NCR Atleos Corporation 864 Spring Street NW, Atlanta, Georgia 30308-1007. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as other candidates.

Stockholders who wish to nominate directors for inclusion in NCR Atleos’ proxy statement pursuant to the proxy access provisions in the Company’s bylaws, or to otherwise nominate directors for election at Atleos’ next annual meeting of stockholders, must follow the procedures described in the Company’s bylaws, the current form of which is available under “Corporate Governance” on the “Company” page of Atleos’ website at https://investor.ncratleos.com/corporate-governance. See Procedures for Nominations Using Proxy Access, Procedures for Stockholder Proposals for 2027 Annual Meeting Pursuant to SEC Rule 14a-8 and Procedures for Stockholder Proposals and Nominations for 2027 Annual Meeting Outside of SEC Rule 14a-8 and Pursuant to SEC Rule 14a-19 in this proxy statement for further details regarding how to nominate directors.

Communications with Directors

Stockholders or interested parties wishing to communicate directly with the Board, any other individual director, the Chairman of the Board, or Atleos’ independent directors as a group are welcome to do so by writing to the Company’s Corporate Secretary at NCR Atleos Corporation, 864 Spring Street NW, Atlanta, Georgia 30308-1007. The Corporate Secretary will forward appropriate communications. Any matters reported by stockholders relating to Atleos’

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accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee as appropriate. Anonymous and/or confidential communications with the Board may also be made by writing to this address. For more information on how to contact the Board, please see “Corporate Governance” on the “Company” page of Atleos’ website at https://investor.ncratleos.com/corporate-governance.

Code of Conduct

The Company has a Code of Conduct that sets forth the standard for ethics and compliance for all of its directors and employees. The Code of Conduct is available under “Corporate Governance” on the “Company” page of Atleos’ website at https://www.ncratleos.com/corporate-goverance-docs/ncr-atleos_atleos-code-of-conduct.pdf. To receive a copy of the Code of Conduct, please send a written request to the Corporate Secretary at the address provided above. In 2025, 100% of Atleos’ directors completed our annual Code of Conduct training.

Director Compensation

Atleos Director Compensation Program

Annual Retainer

The Governance Committee oversees the Director Compensation Program (the “Program”). The Program provides for the payment of annual retainers that are paid quarterly and annual equity grants to non-employee Board members in accordance with our 2023 Stock Incentive Plan (“Stock Plan”). Our Stock Plan caps non-employee director pay at $1 million per calendar year (including cash and grant date fair value of equity). Peer group director pay practices and other relevant data was considered by the Governance Committee, as recommended by FW Cook, the independent compensation consultant, when recommending compensation under the Program to ensure that the Company’s non-employee director compensation remains competitive and generally aligned at approximately the median of its peer group.

Mr. Oliver, our only current employee director, does not receive compensation under the Program for his service on the Board.

The annual retainers for the year beginning at the 2025 annual stockholder’s meeting on May 21, 2025 and continuing until May 21, 2026 (the “Board Year”) are paid quarterly in four installments on June 30, 2025, September 30, 2025, December 31, 2025 and March 31, 2026. The annual retainers may be received, at the director’s election, in: (i) cash; or (ii) deferred Atleos common stock distributable in shares of our common stock after such director’s service ends. For the Board Year, each director other than Mr. Reece elected to receive their annual retainers in cash. Mr. Reece elected to receive his annual retainer in deferred Atleos common stock distributed after his service ends.

Annual Equity Grant

For the Board Year, the annual equity grant value under the Program is $185,000 to non-employee Atleos directors. This grant is in restricted stock units ("RSUs") that vest on May 21, 2026, which is the first anniversary of the grant date. The annual equity grants may be deferred at the director’s election under the Program, and Messrs. Natoli, Niederauer, and Reece elected to defer the annual equity grant until their service ends. After reviewing the level

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of compensation for our directors when compared to our peer group with FW Cook, the Governance Committee recommended to the Board, and the Board approved, an increase in the Annual Equity Grant to our directors from $185,000 to $195,000 and an increase in the Annual Cash Retainer for the Chairman from $210,000 to $230,000 beginning with the 2026-27 Board Year. The Program also permits prorated mid-year equity grants for non-employee directors who join our Board mid-year and in other appropriate circumstances.

The CHRC does not take into account material nonpublic information when determining the timing and terms of equity awards, nor does it time disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Summary of Atleos Director Compensation Program

Set forth below is a summary of the compensation payable by Atleos to our directors for the Board Year:

Compensation Component	Committee Member ($)	Committee Chair ($)
Annual Equity Grant (vests annually)	185,000	185,000
Quarterly Committee Cash Retainer (annual amount paid quarterly)	80,000	210,000	(1)(2)
Audit Committee	15,000	35,000
Compensation and Human Resources Committee	10,000	25,000
Nominating and Governance Committee	7,500	17,500
Transaction Committee(3)	50,000	75,000
(1)	Reflects the quarterly cash retainer paid to the Chairman of the Board.
(2)	Retainers paid to Chairs are in lieu of, and not in addition to, retainers otherwise paid to members.
(3)	Reflects retainers paid to Joe Reece, Frank Natoli, and Duncan Niederauer for participation on the committee formed for evaluating the merger agreement with The Brink’s Company. Mr. Reece served as Chair of the committee.

Director Compensation Table

Compensation for Fiscal Year Ended 2025 ($)

Director Name	Fees Earned or Paid in Cash ($)		Stock Awards (1) ($)		All Other Compensation ($)	Total ($)
Odilon Almeida, Jr.	102,500		185,000		—	287,500
Mary Ellen Baker	97,500		185,000		—	282,500
Michelle McKinney Frymire	125,000		185,000		—	310,000
Frank A. Natoli	97,500		185,000	(3)	—	282,500
Duncan L. Niederauer	78,750		185,000	(3)	—	263,750
Joseph E. Reece	210,000	(2)	185,000	(3)	—	395,000
Jeffry H. von Gillern	110,000		185,000		—	295,000
(1)	Grant date fair value, as determined in accordance with FASB ASC Topic 718, of annual equity grants (including RSUs with deferred settlements), and annual cash retainers received in the form of current shares of common stock or deferred shares of common stock.
(2)	Mr. Reece elected to receive his earned quarterly cash retainers in common stock that is deferred until his separation from service.
(3)	Each of Messrs. Natoli, Niederauer, and Reece elected to defer settlement of their annual equity award until their separation from service.

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The following table shows the grant date fair value of non-employee director annual equity grants and other equity granted in 2025 under the Program.

Grant Date Fair Value(1) of Director 2025 Retainers and Equity Grant Shares ($)

Director Name	Annual Equity RSU Grant	Current Stock in lieu of cash	Deferred Stock in lieu of cash
Odilon Almeida, Jr.	185,000	—	—
Mary Ellen Baker	185,000	—	—
Michelle McKinney Frymire	185,000	—	—
Frank A. Natoli	185,000	—	—
Duncan L. Niederauer	185,000	—	—
Joseph E. Reece	185,000	—	210,000
Jeffry H. von Gillern	185,000	—	—
(1)	Grant date fair value, as determined in accordance with FASB ASC Topic 718, of annual equity grants, and annual cash retainers received in the form of current or deferred shares of common stock.

The following table shows the shares of Atleos common stock underlying director equity awards as of December 31, 2025.

Shares of Atleos Common Stock
Underlying Unvested Director Equity Awards as of December 31, 2025 (#)

Director Name	Outstanding Options	RSUs Outstanding	Deferred Shares Outstanding

Odilon Almeida, Jr.	—	7,121	—
Mary Ellen Baker	—	7,121	—
Michelle McKinney Frymire	—	7,121	—
Frank A. Natoli	—	7,121	12,503	(1)
Duncan L. Niederauer	—	7,121	—
Joseph E. Reece	—	7,121	48,692	(1)
Jeffry H. von Gillern	—	7,121	—
(1)	This amount includes the shares deferred in lieu of receiving the annual equity grant for Messrs. Natoli and Reece. This amount also includes the shares deferred in lieu of receiving the quarterly cash retainers for Mr. Reece.

Director Stock Ownership Guidelines

Our Corporate Governance Guidelines include stock ownership guidelines promoting commonality of interest with our stockholders by encouraging non-employee directors to accumulate a substantial stake in Atleos common stock. Under the stock ownership guidelines, non-employee directors are encouraged to accumulate Atleos stock ownership equal to five times the annual cash retainer amount. Newly elected directors have five years to attain this ownership level. Ownership includes shares owned outright, restricted stock, and interests in RSUs or deferred shares, and excludes stock options. As of December 31, 2025, all of our non-employee directors exceeded the stock ownership guidelines or were within the five-year compliance period.

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Proposal 2 – Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers

The Board of Directors recommends that you vote FOR the proposal to approve, on a non-binding and advisory basis, the compensation of the named executive officers as disclosed in these proxy materials.

Proposal Details

We conduct a Say on Pay vote at our annual meeting of stockholders as required by Section 14A of the Securities Exchange Act of 1934, as amended. We currently conduct the Say on Pay vote every year. Unless our Board changes its policy, our next Say on Pay vote following the Annual Meeting will be held at our 2027 Annual Meeting of Stockholders. While this vote is non-binding, the Board and the CHRC highly value the opinions of our stockholders. The CHRC will consider the outcome of the Say on Pay vote as part of its annual evaluation of our executive compensation program.

Please read the following Executive Compensation – Compensation Discussion & Analysis section and our Executive Compensation Tables for information necessary to inform your vote on this proposal.

How Does the Board Recommend That I Vote on This Proposal?

The Board of Directors recommends that you vote to approve,

on a non-binding and advisory basis, the compensation of the named executive officers as disclosed in these proxy materials. Properly authorized proxies received by the Board will be voted FOR this proposal unless they specify otherwise.

Vote Required for Approval

The affirmative vote of a majority of all the votes cast on this proposal by holders of our common stock (in person via attendance at the virtual meeting or by proxy) is required to approve, on a non-binding and advisory basis, the compensation of the named executive officers as disclosed in these proxy materials. Abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the approval of this proposal.

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Executive Compensation

Compensation and Human Resource Committee Report on Executive Compensation

The Compensation and Human Resource Committee of our Board of Directors, comprised of all independent directors, reviewed and discussed the below Executive Compensation – Compensation Discussion & Analysis (“CD&A”) with management. Based on that review and those discussions, the CHRC recommended to our Board of Directors that the CD&A be included in these proxy materials.

The Compensation and Human Resource Committee

Jeffry H. von Gillern (Chair)
Michelle McKinney Frymire
Frank A. Natoli Duncan L. Niederauer

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Executive Compensation – Compensation Discussion & Analysis

Introduction

This CD&A provides an overview of the Company’s strategy and performance, stockholder engagement process, and our 2025 executive compensation programs and decisions. The CHRC has the authority to establish the Company’s executive compensation programs and make compensation decisions for our named executive officers.

This CD&A focuses on the compensation of our named executive officers (referred to herein as “named executives” or “NEOs”) shown below for the fiscal year 2025.

Our Named Executive Officers

Timothy C. Oliver - President and Chief Executive Officer (CEO)

Andrew Wamser – Executive Vice President and Chief Financial Officer (CFO)

Stuart Mackinnon - Executive Vice President and Chief Operating Officer (COO)

Ricardo J. Nuñez - Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Andrea Burson – Executive Vice President and Chief Human Resources Officer

Paul J. Campbell(1) – Former Executive Vice President and Chief Financial Officer (CFO)

(1) Mr. Campbell departed the Company on April 1, 2025.

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CD&A

Stockholder Engagement and Say on Pay Vote

We regularly engage with our stockholders to understand their perspectives and views on our Company, including our executive compensation program, corporate governance and other strategic initiatives. Our annual Say on Pay vote is one avenue for the Board to receive feedback from stockholders regarding our executive compensation program.

In 2025, 98.7% of the shares voted were in support of the annual advisory vote on the Say on Pay proposal, which we believe demonstrates that stockholders are supportive of Atleos’ executive compensation program. The CHRC will continue to consider the outcome of the Say on Pay vote when making future executive compensation decisions. We engaged with our stockholders in an effort to understand their perspectives and views on our Company, including our executive compensation program, corporate governance and other strategic initiatives.

Compensation Philosophy and Committee Role

Atleos’ success is based on our people and our culture of meeting commitments to our stakeholders. As such, the primary focus of our executive compensation program is to:

●	Attract and retain executives with the knowledge, experience, and relationships that enable Atleos to promise and deliver on its unique capabilities;
●	Reward and encourage value creation by aligning the interests of our executives to those of our stockholders;
●	Provide executives who enhance our capabilities and effectively drive our corporate strategy with compensatory rewards; and
●	Adhere to principles of sound governance to achieve effective oversight and fair outcomes for our management and stockholders.

Role of Committee

Our CHRC reviewed each element of compensation individually while also considering the total compensation package provided to create an appropriate mix designed to attract, incentivize, and retain our executives. Our CHRC annually approves the design of executive compensation programs, including performance objectives, specific goals, attainment levels, results and total compensation for Atleos’ named executives.

Role of Compensation Consultant

To assist in review and oversight of our executive compensation programs, the CHRC retained and was advised by FW Cook. FW Cook is a nationally recognized executive compensation consulting firm that is independent of the Company’s management and reports directly to the CHRC. When making executive compensation decisions for 2025, the CHRC considered the advice and recommendations of FW Cook. Our CEO was not present during discussions about his own compensation, which took place between the CHRC and FW Cook.

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CD&A

Best Practices in Executive Compensation – What We Do and Don’t Do

Our executive compensation program features many best practices:

What We Do	What We Don’t Do

Pay for Performance. We tie executive pay to performance with a significant emphasis on variable compensation through a cash-based annual incentive plan and grants of equity awards that vary in value depending on stock price.

No Guaranteed Annual Salary Increases or Guaranteed Bonuses. Salary increases and bonuses are not guaranteed for our named executives. Salaries are instead based on individual performance evaluations and competitive considerations as determined appropriate by the CHRC, with bonuses generally tied to performance on corporate financial and non-financial metrics that link executive and stockholder interests and drive our business priorities.

Robust Stock Ownership Guidelines. We require our executive officers to meet our guidelines, which range from three to six times salary, and to maintain the guideline ownership level after any transaction.

No Special Executive Pension Benefits. There are no special executive or broad-based U.S. pension benefits for any named executives.
Double Trigger Benefits in the Event of a Change in Control. Assumed equity awards do not vest in a change in control of Atleos unless employment also ends in a qualifying termination.

No Excise Tax Gross-ups. Our named executives are not eligible for excise tax gross-ups or tax gross-ups on any perquisites other than standard relocation benefits, which are available to all employees generally.

Strong Compensation Clawback Policy. Executive awards are subject to clawback in specified circumstances as described herein.

No Compensation Plans that Encourage Excessive Risk Taking. Based on the CHRC’s annual review, none of our pay practices incentivize executives or employees to engage in unnecessary or excessive risk-taking.

Independent Compensation Consultant. The CHRC retains an independent compensation consultant to evaluate and advise on our executive compensation programs and practices, as well as pay mix and levels for our NEOs.

No Hedging or Pledging of Securities. Our policies prohibit hedging and pledging of the Company’s equity securities as described in the Hedging and Pledging Policy section below.

Compliant Procedures for Trading of Atleos Stock. We only permit executive officers to trade in Atleos common stock with appropriately protective pre-clearance procedures, which may include trades pursuant to a Rule 10b5-1 trading plan.

No Dividends or Dividend Equivalents Paid on Unvested Equity Awards. Equity awards must vest before dividends or dividend equivalents are payable.
A minimum one year post-vesting holding period for grants to NEOs. Our equity awards restrict common stock sales by NEOs for one year post-vesting or settlement.	No Repricing Stock Options or SARs. Our Stock Plan prohibits repricing of stock options and stock appreciation rights without prior stockholder approval.
No duplicative performance measures between our annual and long-term incentive plans. We use different performance measures tailored to the performance period.

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CD&A

Process for Establishing 2025 Compensation

Our executive compensation program is based on the philosophy and design outlined herein with a focus on exceptional performance and continuous improvement from our management team. Within this framework, our CHRC will exercise its reasoned business judgment in making executive compensation decisions and consider recommendations by our independent compensation consultant and the Chief Executive Officer with respect to the compensation of each executive officer, other than himself.

When making compensation decisions, the CHRC carefully examined:

●	External Market Analysis – Peer Group and Survey Data – including reports by the independent compensation consultant on peer group member pay data and external market surveys;
●	Internal Compensation Analysis – including management reports on comparable internal compensation levels and compensation history; and
●	Recommendations – from certain members of management concerning compensation for named executives, other than themselves.

For 2025, our CHRC made changes to the NEOs’ base salaries, target STI (as defined below) opportunities and total target equity values after reviewing these compensation elements to be competitively positioned, and the rationale for these changes are described below. However, our CHRC did not make design changes to the performance measures for 2025 Short-term Incentive (“STI”) and Long-term Incentive (“LTI”) awards.

External Market Analysis

When determining salary and target annual incentive and long-term incentive opportunities for the NEOs for 2025, our CHRC evaluated a peer group, broad-based market surveys and proxy data prepared by its independent compensation consultant, considered key business decisions that can impact compensation, and reviewed a competitive pay range.

Compensation Peer Group. The 2025 peer group was previously determined by our CHRC in consultation with FW Cook after a comprehensive assessment of companies of similar industry, talent, market and size. In July 2025, our CHRC reviewed the composition of the 2025 peer group and decided that no changes were warranted for purposes of determining 2026 compensation.

2025 Peer Group
● ACI Worldwide, Inc. (ACIW)	● Light & Wonder, Inc. (LNW)
● The Brink’s Company (BCO)	● Pitney Bowes Inc. (PBI)
● Ciena Corporation (CIEN)	● Plexus Corp. (PLXS)
● Concentrix Corporation (CNXC)	● Sanmina Corporation (SANM)
● Diebold Nixdorf, Inc. (DBD)	● ScanSource, Inc. (SCSC)
● Euronet Worldwide, Inc. (EEFT)	● The Western Union Company (WU)
● Insight Enterprises, Inc. (NSIT)	● Xerox Holdings Corporation (XRX)

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External Market Surveys. For our 2025 Peer Group, our CHRC, with support from FW Cook, conducted an analysis and market data survey to approve a group of peers that are generally reasonably similar to the Company in terms of industry, profile, size and market capitalization. The 2025 Peer Group was used to determine STI and LTI for our named executives in 2025, as discussed below.

Role of Management

No member of management participated in discussions about CEO compensation. No member of management provides recommendations or participates in discussions regarding his or her own compensation.

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Compensation Program Elements

The following describes the elements of Atleos’ 2025 executive compensation program, which was approved by our CHRC in February 2025, for Atleos’ named executives, as well as the payouts earned and funded under executive compensation programs for our NEOs. This program is focused on profitable growth and aligning our executive compensation program’s performance metrics with the key performance indicators that drive total shareholder return (“TSR”) for Atleos.

Element	Purpose	Pay-for-Performance Features
Base Salary	To attract and retain high-performing executives	Fixed cash compensation considers experience, job scope, and market benchmarks.
Short-term Incentive (“STI”)	To reward annual performance and individual contributions that support Atleos’ strategy and results

Cash payouts are determined based on results of performance metrics relative to predetermined targets. Metrics used in 2025 were Adjusted EBITDA, Free Cash Flow, and Revenue. Payouts range from zero to a maximum of 200% of target.

Long-term Incentive (“LTI”)	To retain key executives, focus on long-term value creation, and to align executive compensation with outcomes for our stockholders

Designed to motivate executives to achieve goals over an extended period using a strategic approach to align awards with the Company’s strategy and stockholder returns. For 2025, LTI awards to our NEOs consisted of 40% time-based restricted stock units (“RSUs”) and 60% performance-based restricted stock units (“PSUs”). Payout of PSUs are based on relative TSR compared to the S&P SmallCap 600 Index. RSUs and PSUs are granted under our Stock Plan.

Focus on Pay for Performance

STI and LTI awards are tied to specific performance measures that drive long-term performance and value creation. The portion of this performance-based, “at-risk” compensation increases directly with an executive’s role and responsibility within the Company, ensuring that more senior executives have greater accountability for performance. Consistent with our executive compensation philosophy, a significant percentage, 90%, of our CEO’s 2025 target pay is linked to Company financial and operational performance and driving stockholder value.

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Compensation Mix for Other Named Executives

On average, the percentage of target total pay directly linked to Company performance for our NEOs (other than the CEO) is 77%.

Target compensation, as of December 31, 2025, was used to determine at-risk pay for our NEOs except for Mr. Campbell where actual compensation as of his termination date was used.

Fiscal Year 2025 Pay Mix

2025 Salaries

Our CHRC endeavors to set salaries at a competitive level with market data to attract and retain top quality executive talent, while keeping overall fixed costs at a reasonable level. Salary levels were set relative to market benchmarks, as discussed above. The NEOs’ 2025 base salaries were as follows:

NEO	2025 Base Salary	2024 Base Salary	% Increase
Timothy C. Oliver	$900,000	$800,000	12.5%
Paul J. Campbell(1)	$475,000	$475,000	0%
Andrew Wamser(2)	$550,000	N/A	N/A
Stuart Mackinnon	$600,000	$500,000	20%
Ricardo J. Nuñez	$525,000	$500,000	5%
Andrea Burson(3)	$375,000	N/A	N/A
(1)	Mr. Campbell’s employment terminated on April 1, 2025.
(2)	Mr. Wamser was hired on January 27, 2025.
(3)	Ms. Burson was promoted to CHRO on January 27, 2025.

2025 Short-term Incentive Plan

2025 STI was awarded under our Annual Incentive Plan (“STI Plan”). Our STI Plan is an annual short-term cash incentive plan designed to promote the attainment of the Atleos performance metrics described below, and reward achievement of organizational objectives and effective collaboration across teams. Our NEOs’ annual target incentive opportunities, which are expressed as a percentage of base salary, are based on market pay ranges and positioning within the senior leadership team.

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CD&A

The NEOs target bonus opportunities are as follows:

NEO	2025 STI Plan Target Opportunity (% of base salary)	2024 STI Plan Target Opportunity (% of base salary)	% Increase
Timothy C. Oliver	150%	150%	0%
Paul J. Campbell(1)	100%	100%	0%
Andrew Wamser(2)	100%	N/A	N/A
Stuart Mackinnon	100%	100%	0%
Ricardo J. Nuñez	85%	70%	21.4%
Andrea Burson(3)	80%	N/A	N/A
(1)	Mr. Campbell’s employment terminated on April 1, 2025.
(2)	Mr. Wamser was hired on January 27, 2025.
(3)	Ms. Burson was promoted to CHRO on January 27, 2025.

2025 STI Metrics and Payout

Awards under the STI Plan were determined based on the achievement of corporate performance measures that tie payouts directly to key measures of Atleos’ overall 2025 performance.

Our CHRC selected three performance measures in 2025, which were Adjusted EBITDA, Free Cash Flow, and Revenue, to reinforce our commitment to operational excellence as well as align with stockholder interests, and to better align our compensation with meaningful performance metrics.

Payout opportunities for each measure evaluated under the 2025 STI Plan are established at threshold, target and maximum levels. The maximum level for each performance measure is capped at 200% of target, and the CHRC retains discretion to further adjust any NEO’s STI payout per an individual modifier. Our CHRC established performance goals for the 2025 STI Plan at the beginning of 2025 and retained discretion to adjust actual results due to non-operational or extraordinary items that otherwise do not reflect actual performance against objectives.

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CD&A

The following table shows the performance measures, weighting percentage, performance goals, and actual performance achieved under the 2025 STI Plan after the non-operational adjustments were made.

Performance Measure(1)	Weighting Percentage	Threshold (50%)	Target (100%)	Maximum (200%)	Fiscal 2025 Performance	STI Attainment Percentage(2)
Adjusted EBITDA	35%	$795M	$850M	$905M	$830M	82%
Free Cash Flow	35%	$225M	$275M	$325M	$326M	200%
Revenue	30%	$4.17B	$4.32B	$4.47B	$4.35B	123%
Total	100%	--	--	--	--	135%
Payout Performance Percentage	--	--	--	--	--	80%
(1)	For a reconciliation of non-GAAP Adjusted EBITDA and Free Cash Flow, see our Annual Report on Form 10-K for the fiscal year ending on December 31, 2025.
(2)	The STI Plan permits exclusion of certain items from actual results that are non-operational or extraordinary, or otherwise do not reflect actual performance against objectives (both positive and negative). Consistent with the STI Plan, the CHRC excluded the impact of certain items that do not relate directly to a named executive’s performance or the Company’s operational success.

In early 2025, our CHRC assessed performance and, exercising its negative discretion under the STI Plan as described above, determined the Company achievement of the STI performance metrics resulted in a payout of 80% of target instead of 135%. The CHRC did not exercise its discretion to adjust any NEO’s STI payout based on individual performance or other considerations.

Consequently, the total 2025 STI funded payouts for our NEOs are shown in the chart below:

NEO	Base Salary	Target Bonus Percentage (%)	Bonus Achieved ($)
Timothy C. Oliver	$900,000	150%	$1,080,000
Andrew Wamser	$550,000	100%	$407,452
Paul J. Campbell(1)	$475,000	100%	$105,231
Stuart Mackinnon	$600,000	100%	$480,000
Ricardo J. Nuñez	$525,000	85%	$357,000
Andrea Burson	$375,000	80%	$240,000
(1)	Pursuant to Mr. Campbell’s Separation Agreement (which is discussed below in the section entitled “Employment and Separation Arrangements with Our Named Executives”), Mr. Campbell was entitled to a prorated, January 1 to April 1, 2025, actual annual short-term incentive bonus for the 2025 fiscal year.

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Subsequent to the payment of the 2024 STI in March 2025, the Company revised its financial statements for fiscal year ended December 31, 2024. In November 2025, the CHRC determined that, based on the revisions, the achievement of 2024 STI was impacted and the calculation of the 2024 STI funded payout was adjusted downward. Under the Company’s Clawback Policy (as defined below), this required the Company to recover a portion of the 2024 STI payouts paid to certain NEOs in November 2025. The amount recovered from each affected NEO was $58,800 for Mr. Oliver, $24,500 for Mr. Mackinnon, $17,150 for Mr. Nuñez, and $23,525 for Mr. Campbell. For additional information, please see the section entitled Recovery of Erroneously Awarded Compensation below.

2026 Short-Term Incentive Program

Our STI program design remained unchanged for 2026. Our CHRC determined the Company’s threshold, target, and maximum performance goals and the performance measures for the 2026 STI program were appropriate for 2026 and reinforce our commitment to operational excellence as well as align with stockholder interests. Our CHRC also determined the NEO target bonus opportunities after careful review of individual performance of our NEOs and our peers using the 2025 peer group in February of 2026.

2025 Long-Term Incentive Program

Our LTI program directly aligns a large portion of the total compensation of our NEOs with Company performance and changes in stockholder value. For 2025, the annual long-term incentive awards granted to our NEOs had a mix of PSUs (60%) and RSUs (40%). Our CHRC determined the mix between PSUs and RSUs and weighed PSUs more heavily than RSUs to reflect our strategic objective to drive stockholder value via share price appreciation and to align management’s interests with those of our stockholders.

Equity awards are typically granted in February each year on the date the equity award is approved by the CHRC. The CHRC does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.

The 2025 target annual equity award values for each NEO were as follows:

NEO	RSUs (40%)	Target PSUs (60%)	Total Target Equity Value
Timothy C. Oliver	$2,700,000	$4,050,000	$6,750,000
Paul J. Campbell(1)	$0	$0	$0
Andrew Wamser	$600,000	$900,000	$1,500,000
Stuart Mackinnon	$800,000	$1,200,000	$2,000,000
Ricardo J. Nuñez	$440,000	$660,000	$1,100,000
Andrea Burson	$170,000	$255,000	$425,000
(1)	In connection with the termination of Mr. Campbell’s employment, no RSUs or PSUs were granted to Mr. Campbell during 2025.

2025 Time-Based RSUs

Our NEOs received their annual grant of time-based RSUs on February 20, 2025. These RSUs vest ratably on the anniversary of the grant date, in one-third increments beginning in 2026,

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subject to the NEO’s continued service. RSUs awarded to our NEOs require the recipient to hold the shares for a period of twelve months following vesting.

2025 Performance-Based RSUs

Our NEOs received their annual grant of performance-based RSUs on February 20, 2025. Performance-based RSUs are measured and earned based on the Company’s Relative TSR (“rTSR”) performance compared to the S&P SmallCap 600 Index during a three-year performance period starting in January 2025 and ending in December 2027 (2025-2027 performance period).

Achievement to determine the number of shares awarded is based on the payout schedule shown below:

rTSR Achievement vs. S&P SmallCap 600	% of Target Award Earned
75th percentile and above	200%
50th percentile	100%
25th percentile	50%
Below 25th percentile	0%

Payout for performance levels between those amounts shown in the table will be interpolated along a straight-line. Awards will cliff vest, assuming performance achievement and continued service by the NEO, on the third anniversary of the grant date in February of 2028. PSUs awarded to NEOs require the recipient to hold the shares for a period of twelve months following vesting.

Completed Long-Term Incentive Program Cycle

PSU goals for the January 1, 2023 to December 31, 2025 performance cycle were established by NCR Corporation and PSUs were awarded under its Long-Term Incentive Program to Mr. Oliver on February 13, 2023 and to Messrs. Campbell and Mackinnon on December 21, 2022.

Earned PSUs for the January 1, 2023 to December 31, 2025 performance cycle was based on the 20-day volume-weighted average stock price of NCR Corporation’s stock preceding the beginning of the performance period, which was $23.29, and the combined company stock price (NCR Voyix Corporation or “Voyix” and Atleos) based on the 20-day trading average stock price immediately preceding the ending of the performance period. The share multiplier was based on three-year share value growth as follows:

	3-Year TSR CAGR with rTSR Floor	Percentage of Shares Earned
Maximum	Greater than or equal to 30%	200%
Target	15%	100%
TSR Threshold(1)	0%	0%
rTSR Floor(1)	rTSR greater than or equal to 35th percentile	50%
(1)	Applicability of rTSR floor subject to achieving less than 7.5% absolute TSR.

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If absolute TSR was less than 7.5%, yielding less than 50% payout, then rTSR compared to the S&P MidCap 400 Value Index was tested. If rTSR was greater than or equal to the 35th percentile, the payout is 50% of target; otherwise, the absolute TSR schedule applied.

Following the end of the performance period, Voyix determined that PSUs were earned at 53.52%. The number shares settled on earned PSUs was as follows: 28,817(1) shares with respect to Mr. Oliver, 17,183(2) shares with respect to Mr. Mackinnon, which are disclosed in the Outstanding Equity Awards at 2025 Fiscal Year End table below.

(1)	Mr. Oliver earned PSUs of 28,817 shares of Atleos common stock and 57,634 shares of Voyix common stock.
(2)	Mr. Mackinnon earned PSUs of 17,183 shares of Atleos common stock and 34,367 shares of Voyix common stock.

Accelerated Vesting

As described in the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2025, the CHRC approved accelerating the vesting of one-third of the Company’s outstanding, time-based 2024 and 2025 RSU awards held by certain officers of the Company by approximately two months, changing the vesting date from February 16, 2026 for the 2024 RSU awards and February 20, 2026 for the 2025 RSU awards to December 19, 2025 for both. No other terms of the RSU awards were modified and specifically the one-year post-vesting holding period from the original vesting date remained unchanged.

2026 Long-Term Incentive Program

Our LTI program was updated for 2026 to align with new shareholder advisory guidance. The annual LTI awards granted to our NEOs consisted of 100% time-based RSUs with a three-year graded vesting period plus a two-year post-vesting share retention requirement. The vesting schedule of the new time-based RSUs is 25% vesting on the first anniversary of approval by the CHRC, 25% vesting on the second anniversary of approval by the CHRC, and 50% vesting on the third anniversary of approval by the CHRC. The new time-based RSUs are also subject to an extended twenty-four month holding period from each vesting date. The CHRC believes the updated approach provides more transparency to shareholders. Subject to vesting and our share ownership guidelines, only 25% of the award can be potentially sold no earlier than the third year after the grant date; an additional 25% can be potentially sold no earlier than the fourth year after the grant date; and the final 50% can be potentially sold no earlier than the fifth year after the grant date. The total equity values were approved by our CHRC based on individual performance and comparison with our peers using the 2025 Peer Group on February 16, 2026 and granted to be effective on March 10, 2026 using the closing share price on March 10, 2026, consistent with our annual cycle for granting equity to NEOs.

Other Executive Compensation

Limited Perquisites

For 2025, only certain NEOs received grandfathered perquisites. Messrs. Oliver and Mackinnon received grandfathered financial counseling benefits, which is described in the Summary Compensation Table.

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Executive Employment Arrangements

The Company has entered into an employment agreement with our CEO, Mr. Oliver, dated September 25, 2023. In addition, the Company has a letter agreement with each of Messrs. Mackinnon, Wamser and Nuñez, and with Ms. Burson. The material compensation-related terms of these agreements are described under the heading “Employment and Separation Arrangements with Our Named Executives” in the section that follows the CD&A.

As described in the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2025, the CHRC approved a new standalone restrictive covenant agreement on December 17, 2025 (the “Restrictive Covenant Agreement”) for certain senior executives, including Messrs. Oliver, Mackinnon, Wamser and Nuñez and Ms. Burson (each, a “Senior Executive”). Under each Restrictive Covenant Agreement, the non-competition obligation was extended to 24 months post-employment, superseding the shorter and varying durations in the Senior Executive’s prior equity and severance arrangements. The Restrictive Covenant Agreement was approved to better protect the Company’s trade secrets by requiring a consistent and reasonable post-employment non-competition obligation for the Company’s Senior Executives.

Executive Severance Benefits

Change in Control Severance Plan

Our named executives participate in our Change in Control Severance Plan. Under this plan, Atleos pays only “double-trigger” separation benefits, that is, benefits are paid out only if both a change in control occurs and employment ends due to a qualifying termination. Amounts payable are based on executive “Tier” level, with Mr. Oliver at a Tier I (i.e., entitling him to severance equal to 300% of his annual salary and target bonus, a pro rata target bonus and certain welfare benefits for three years) and Messrs. Wamser, Mackinnon and Nuñez and Ms. Burson at Tier II (i.e., entitling each of them to severance equal 200% of their annual salary and target bonus, a pro rata target bonus and certain welfare benefits for two years). Mr. Campbell participated in the Change in Control Severance Plan prior to his termination of employment on April 1, 2025; however, he did not receive any payments or benefits under the Change in Control Severance Plan when his employment terminated because his employment was not terminated in connection with a change in control.

For more information please see the section entitled Severance Benefits - Change in Control (CIC) Severance and Executive Severance (Non-CIC).

Executive Severance Plan (Non-CIC)

Our named executives also participate in our Executive Severance Plan. Under this plan, if a named executive’s employment is terminated by the Company without “cause” (other than death or “disability” as defined in the plan) or for "good reason," we provide the named executive the following: (i) a lump sum equal to one times (1.0x) salary plus target bonus, (ii) up to 18 months of “COBRA” medical, dental and vision coverage, (iii) 12 months of life insurance coverage, (iv) a pro-rated bonus for the year of separation and (v) outplacement services under the Company’s outplacement program in effect on the termination date.

For more information, please see the section entitled Severance Benefits - Change in Control (CIC) Severance and Executive Severance (Non-CIC).

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2025 Leadership Changes

On January 8, 2025, Atleos elected Andrew Wamser as its Executive Vice President and Chief Financial Officer, effective as of January 27, 2025. Mr. Wamser succeeded Paul Campbell in his role as Executive Vice President and Chief Financial Officer as of such date. In order to facilitate the transition, Mr. Campbell remained with the Company as an employee until April 1, 2025.

On January 27, 2025, Atleos elected Andrea Burson as its Executive Vice President and Chief Human Resources Officer.

Stock Ownership Requirements

The CHRC recognizes the critical role that executive stock ownership has in aligning the interests of management with those of stockholders. The stock ownership guidelines are designed to encourage long-term focus on performance and mitigate risks related to attrition and undue risk-taking.

Stock ownership guidelines are expressed as a multiple of annual base salary in the form of Atleos stock, where new executives have five years to attain this ownership level as follows:

Named Executive	Guidelines as a Multiple of Salary
Chief Executive Officer	6x
All Other NEOs	3x

Shares that count toward the guideline include shares owned personally, unvested time-based RSUs, and stock acquired through an Employee Stock Purchase Plan. Stock options, whether vested or unvested, do not count toward the guideline and nor do equity-based awards subject to performance-based vesting conditions until such time as performance has been determined and the awards are settled.

In 2024, the CHRC added a requirement to hold 100% of shares net of any shares required to fulfill tax withholding obligations until such time the executive meets the stock ownership criteria under these guidelines.

As of December 31, 2025, Messrs. Oliver, Mackinnon, Wamser, and Nuñez have met the criteria, and Ms. Burson is on track to comply within the five-year period of our stock ownership guidelines. Mr. Campbell’s employment was terminated on April 1, 2025.

Compensation Clawback Policy

Atleos has adopted a clawback policy (the “Clawback Policy”) in order to comply with applicable laws and NYSE listing standards that requires the Company to clawback incentive-based compensation in the event the Company issues a restatement of its financial statements, to the extent such incentive-based compensation received by the individual during the three years preceding the restatement exceeds the amount the individual would have received based on the restated financial statements. The Clawback Policy provides that the CHRC will not pursue the forfeiture and/or recovery of erroneously awarded compensation if it determines that such

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forfeiture and/or recovery would be impracticable due to a variety of circumstances outlined in the Clawback Policy.

Recovery of Erroneously Awarded Compensation

As disclosed in Amendment No. 1 on Form 10-K/A filed with the SEC on November 5, 2025, the Company revised its financial statements for fiscal years ended December 31, 2024 and December 31, 2023 to correct misstatements, which the Company has determined to be immaterial. In November 2025, the CHRC determined that, based on the revisions, certain short-term incentive-based compensation received by certain officers for the 2024 fiscal year were impacted. Under the Company’s Clawback Policy, in November 2025, the Company recovered all of the portion of the 2024 bonuses awarded under the STI Plan from certain officers that was attributable to the overstatements. The amounts recovered in November 2025 satisfied the entirety of the Company’s clawback obligations under its Clawback Policy.

The following chart provides additional information required under Item 402(w) of Regulation S-K:

Date of Restatement	November 5, 2025
Aggregate Dollar Amount of Erroneously Awarded Incentive-Based Compensation	$130,590(1)
Aggregate Amount of Incentive-Based Compensation Erroneously Awarded and that Remains Outstanding at the End of the Last Completed Fiscal Year	$0
Any Outstanding Amounts Due from any Current or Former Named Executive Officer for 180 days or More	$0
(1)	The erroneously awarded compensation was recovered in full in November 2025.

The CHRC determined the amount subject to clawback by calculating the amount of 2024 STI that would have been paid but for the erroneously calculated Revenue and Adjusted EBITDA and clawing back the difference between this amount and the amount initially paid under the 2024 STI.

Hedging and Pledging Policy

Atleos’ Insider Trading Policy incorporates Atleos’ prohibitions against hedging, pledging and related transactions. The Insider Trading Policy applies to all officers, directors, employees (including temporary employees) and contractors of Atleos and its subsidiaries who have access, including temporary access, to material nonpublic information, as well as certain family members of, and individuals who live in the same household as, are financially dependent on, or whose transactions (including transactions by an entity) in Atleos’ securities are directed by or subject to the influence or control of, any such person.

In order to restrict covered persons from engaging in transactions that hedge or offset, or are designed to hedge or offset, fluctuation in the market value of Atleos equity securities, Atleos’ Insider Trading Policy prohibits covered persons from directly or indirectly engaging in hedging

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activities or transactions of derivative securities of Atleos at any time. In addition, because a margin or foreclosure sale may occur at a time when individuals are in possession of material nonpublic information or otherwise are not permitted to trade in Atleos securities, Atleos’ directors, executive officers and designated key employees are prohibited from taking margin loans where Atleos securities are used, directly or indirectly, as collateral for the loan. Such individuals are also prohibited from pledging Atleos securities as collateral for a loan.

Tax Considerations in Setting Executive Compensation

Under Federal tax rules in effect for tax years beginning on and after January 1, 2018 (which tax rules eliminated a performance-based compensation exception that was previously available), compensation over $1 million paid annually for certain covered employees, including the NEOs, generally is not deductible for federal tax purposes. Consistent with past practice, our CHRC has the ability to pay compensation to Atleos’ NEOs in appropriate circumstances, even if such compensation is not fully deductible.

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Executive Compensation Tables

The following tables reflect the compensation paid by Atleos to each of Messrs. Oliver, Wamser, Mackinnon, Nuñez, Campbell and Ms. Burson as the Atleos NEOs, during the fiscal year ending on December 31, 2025. Below we reference certain historic compensation information found in NCR Corp’s public filings, and these are accessible on the SEC’s website, www.sec.gov. Additionally, more detailed information about awards and compensation granted to NEOs prior to the Separation that are reflected in the tables below can be found in our previous SEC filings.

Summary Compensation Table

The “Summary Compensation Table” below summarizes the total compensation paid to or earned by each of the named executives of Atleos for the fiscal year ending on December 31, 2025, December 31, 2024 and December 31, 2023, as applicable.

In 2025, the Company recovered certain amounts related to LTI bonus payments that were inadvertently overpaid to our named executive officers pursuant to the Company’s Clawback Policy adopted in accordance with Section 10D of the Exchange Act. The overpaid amounts were reimbursed in cash. The total compensation reported for the affected officers has been reduced by the following amounts to reflect these recoveries:

●	Mr. Oliver had $58,800 worth of incentive compensation clawed back.
●	Mr. Campbell had $23,525 worth of incentive compensation clawed back.
●	Mr. Mackinnon had $24,500 worth of incentive compensation clawed back.
●	Mr. Nuñez had $17,150 worth of incentive compensation clawed back.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)	Stock Awards(1) ($) (d)	Option Awards ($) (e)	Non-Equity Incentive Plan Compensation ($)(2) (f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($) (g)	Total ($) (h)
Timothy C. Oliver	2025	900,000	—	8,283,262	—	1,080,000	—	28,620	10,291,882
Chief Executive Officer	2024	800,000	—	6,336,912	—	1,489,200	—	43,910	8,670,022
	2023	661,918	—	6,716,702	—	1,584,000	—	23,895	8,986,515
Andrew Wamser	2025	550,000	—	3,840,749	—	407,452	—	13,024	4,811,225
Chief Financial Officer		—	—	—	—	—	—	—	—
Stuart Mackinnon	2025	600,000	—	2,454,317	—	480,000	—	25,992	3,560,309
Chief Operating Officer	2024	500,000	—	1,728,244	—	620,500	—	26,745	2,875,489
	2023	430,564	500,000	—	—	660,000	—	11,675	1,602,239
Ricardo J. Nuñez	2025	525,000	—	1,349,874	—	357,000	—	15,314	2,247,188
Chief Legal Officer, General	2024	500,000	—	1,152,149	—	434,850	—	19,964	2,106,963
Counsel, and Secretary	2023	143,836	250,000	1,609,581	—	132,904	—	516	2,136,837
Andrea Burson	2025	375,000	—	521,527	—	240,000	—	107,994	1,244,521
Chief Human Resources Officer		—	—	—	—	—	—	—	—
Paul J. Campbell	2025	131,539	—	—	—	105,231	18,248	959,978	1,214,996
Former Chief Financial Officer	2024	475,000	—	1,440,207	—	589,475	14,379	17,310	2,536,371
	2023	350,694	—	—	—	627,000	2,873	11,581	992,148
(1)	This column shows the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of RSUs granted to each named executive in the applicable year. See Note 7 of the Notes to the Consolidated Financial Statements contained in Atleos’ 2025 Annual Report for an explanation of the assumptions we make in the valuation of our equity awards. For performance-based RSUs, the grant date fair value is computed based on the probable outcome of the performance conditions as of the grant date. This amount is consistent with the estimate of aggregate compensation cost to be recognized by Atleos over the three-year performance period of the awards determined as of the grant date under FASB ASC Topic 718.

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(2)	This column shows for 2025, the cash bonus amounts earned pursuant to Atleos’ 2025 STI Plan as discussed in the CD&A.
(3)	This column represents, for Mr. Campbell, the aggregate increase in the actuarial present value of accumulated benefits under the NCR Corp (Scotland) Pension Plan, from December 31, 2024 to December 31, 2025. The change in pension value is only paid after retirement. For purposes of this disclosure, British Pound (GBP) has been converted to US Dollar (USD) at $1.3522 to £1.00, the exchange rate in effect as of December 31, 2025.
(4)	The amounts in this column consist of the aggregate incremental cost to Atleos of the perquisites provided to our named executives, any premium credits to our health plan for the benefit of our named executives, any contributions by Atleos to health savings accounts for the benefit of our named executives, any insurance premiums paid by Atleos with respect to life insurance for the benefit of our named executives, contributions made by NCR Corp and Atleos to their respective 401(k) plans on behalf of our named executives and certain other payments. Additional details regarding these amounts are included in the All Other Compensation – 2025 Table below.

All Other Compensation - 2025

This table shows the value of perquisites and other personal benefits, premium credits for health insurance, contributions to health savings accounts, insurance premiums and company matching contributions to our broad-based 401(k) plan, on behalf of each of the named executives in 2025:

Named Executive	Perquisites and Other Personal Benefits ($)(1)(2)	Insurance Premiums ($)(3)	Company Contributions to 401(k) Plan ($)(4)	Severance ($)(5)	Total ($)

Timothy C. Oliver	13,000	3,870	11,750	—	28,620
Andrew Wamser	—	1,274	11,750	—	13,024
Stuart Mackinnon	13,000	1,242	11,750	—	25,992
Ricardo J. Nuñez	—	3,564	11,750	—	15,314
Andrea Burson	95,489	2,089	10,416	—	107,994
Paul J. Campbell	1,000	484	8,495	950,000	959,979
(1)	This column shows the amounts paid by Atleos in 2025 to Messrs. Oliver and Mackinnon for financial planning assistance under the Executive Financial Planning Program. Only Messrs. Oliver and Mackinnon remain eligible under this grandfathered benefit. This column also includes the amounts paid by Atleos to Ms. Burson for relocation purposes, equal to $95,489, as discussed in the CD&A.
(2)	This column shows the amounts paid by Atleos in 2025 for biometric credits to premiums for health insurance given to NEOs and any employer contributions made to a health savings account of an otherwise eligible NEO, both under our broad-based health plan.
(3)	This column shows the amounts paid by Atleos in 2025 for any life insurance premiums paid by Atleos for the benefit of our NEOs pursuant to our broad-based welfare program.
(4)	This column shows company matching contributions to Atleos’ broad-based 401(k) plan.
(5)	This column shows severance paid to Mr. Campbell in connection with the termination of his employment, as discussed below in the section entitled, “Employment and Separation Arrangements with Our Named Executives.”

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Executive Compensation Tables

Grants of Plan-Based Awards

The following table reflects the equity and non-equity incentive plan awards approved by the CHRC for our named executives during 2025. Non-equity incentive plan awards were made under Atleos’ 2025 STI Plan and equity awards were made under Atleos’ stock plan.

									All Other Stock Awards:
			Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Number of Shares of Stock or	Grant Date Fair Value of Stock
Named Executive	Award Type	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Units(3) (#)	Awards(4) ($)

Timothy C. Oliver	STI Plan		675,000	1,350,000	2,700,000	—	—	—	—	—
	Performance-Based RSUs	2/20/2025	—	—	—	74,503	149,006	298,012	—	5,583,255
	Time-Based RSUs	2/20/2025	—	—	—	—	—	—	99,338	2,700,007
Andrew Wamser	STI Plan		275,000	550,000	1,100,000	—	—	—	—	—
	Performance-Based RSUs	2/20/2025	—	—	—	16,557	33,113	66,226	—	1,240,744
	Time-Based RSUs	2/20/2025	—	—	—	—	—	—	22,075	599,999
	Time-Based RSUs	3/6/2025	—	—	—	—	—	—	77,640	2,000,006
Stuart Mackinnon	STI Plan		300,000	600,000	1,200,000	—	—	—	—	—
	Performance-Based RSUs	2/20/2025	—	—	—	22,075	44,150	88,300	—	1,654,301
	Time-Based RSUs	2/20/2025	—	—	—	—	—	—	29,434	800,016
Ricardo J. Nuñez	STI Plan		223,125	446,250	892,500	—	—	—	—	—
	Performance-Based RSUs	2/20/2025	—	—	—	12,142	24,283	48,566	—	909,884
	Time-Based RSUs	2/20/2025	—	—	—	—	—	—	16,188	439,990
Andrea Burson	STI Plan		150,000	300,000	600,000	—	—	—	—	—
	Performance-Based RSUs	2/20/2025	—	—	—	4,691	9,382	18,764	—	351,544
	Time-Based RSUs	2/20/2025	—	—	—	—	—	—	6,254	169,984
Paul J. Campbell	STI Plan		237,500	475,000	950,000	—	—	—	—	—

(1)	These columns show potential award levels based on performance under Atleos’ 2025 STI Plan. Actual payouts earned under this plan are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(2)	This column shows the threshold, target, and maximum shares that could be earned by the named executives pursuant to the performance-based RSUs granted to them in 2025 under the Stock Plan. These awards have a three-year performance period ending on December 31, 2027 and, to the extent earned, will cliff vest on the three-year anniversary of the grant date on February 16, 2028. Vesting is generally subject to continued Company service through the vesting dates. RSUs must be held by the NEO for a period of 12 months following vesting. For more information about how these awards are earned, please see the CD&A.
(3)	This column shows the time-based RSUs granted to the named executives in 2025 under the Stock Plan. These awards vest ratably, with one-third vesting on each anniversary of the grant date, generally subject to continued Company service through the vesting dates. RSUs must be held by the NEO for a period of 12 months following vesting.
(4)	This column shows the grant date fair value of equity awards, as determined in accordance with FASB ASC Topic 718. For the performance-based RSUs, this amount is consistent with the estimate of aggregate compensation cost to be recognized by Atleos over the three-year performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value is based on the probable outcome of the performance conditions as of the grant date.

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Executive Compensation Tables

Outstanding Equity Awards at 2025 Fiscal Year End

The following table shows, as of December 31, 2025, for each NEO, the number of unexercised options and the number of shares of unvested RSUs. The market value of the stock awards was based on the closing price of Atleos common stock as of December 31, 2025, the last trading day of the fiscal year, which was $38.11.

	Option Awards						Stock Awards
Named Executive	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Stock Units That Have Not Vested (#)	Market Value of Stock Units That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested(1) ($)

Timothy C.	2/16/2024	(3)	—	—	—		37,879	1,443,569	340,908	12,992,004
Oliver	2/20/2025	(2)	—	—	—		66,226	2,523,873	298,012	11,357,237
Andrew	2/20/2025		—	—	—		14,717	560,865	66,226	2,523,873
Wamser	3/6/2025		—	—	—		77,640	2,958,860	—	—
Stuart	3/14/2019	(4)	2,690	—	22.52	3/14/2029	—	—	—	—
Mackinnon	3/14/2019	(4)	1,345	—	32.62	3/14/2029	—	—	—	—
	3/31/2020	(4)	3,672	—	21.34	3/31/2030	—	—	—	—
	2/16/2024	(3)	—	—	—		10,331	393,714	92,974	3,543,239
	2/20/2025	(2)	—	—	—		19,623	747,833	88,300	3,365,113
Ricardo J.	10/1/2023		—	—	—		66,103	2,519,185	—	—
Nuñez	2/16/2024	(3)	—	—	—		6,887	262,464	61,982	2,362,134
	2/20/2025	(2)	—	—	—		10,792	411,283	48,566	1,850,850
Andrea	2/16/2024	(3)	—	—	—		4,852	184,910	2,852	108,690
Burson	2/20/2025	(2)	—	—	—		4,170	158,919	18,764	715,096
Paul			—	—	—		—	—	—	—
Campbell			—	—	—		—	—	—	—
(1)	The market value of all outstanding RSU awards was calculated by multiplying the number of shares shown in the table by $38.11, which was the closing market price of Atleos common stock on December 31, 2025, the last trading day of the fiscal year.
(2)	Represents time-based and performance-based RSUs granted by Atleos under the Stock Plan. The performance-based RSUs have a three-year performance period ending on December 31, 2027 and, to the extent earned, will cliff vest on the three-year anniversary of the grant date on February 20, 2028. Vesting is generally subject to continued Company service through the vesting dates. Because the performance-based RSUs earned are not currently determinable, in accordance with SEC rules, the number of units and the corresponding market value reflect a representative amount based on performance through fiscal year 2025. Time-based RSUs vest ratably, with one-third vesting on each anniversary of the grant date, generally subject to continued Company service through the vesting date. RSUs must be held by the NEO for a period of 12 months following vesting. For more information about these awards, please see the CD&A.
(3)	Represents time-based and performance-based RSUs granted by Atleos under the Stock Plan. The performance-based RSUs have a three-year performance period ending on December 31, 2026 and, to the extent earned, will cliff vest on the three-year anniversary of the grant date on February 16, 2027. Vesting is generally subject to continued Company service through the vesting dates. Because the performance-based RSUs earned are not currently determinable, in accordance with SEC rules, the number of units and the corresponding market value reflect a representative amount based on performance through fiscal year 2025. Time-based RSUs vest ratably, with one-third vesting on each anniversary of the grant date, generally subject to continued Company service through the vesting date. RSUs must be held by the NEO for a period of 12 months following vesting. For more information about these awards, please see the CD&A.

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(4)	Represents stock options granted to Cardtronics plc employees prior to the merger between NCR Corp and Cardtronics on June 21, 2021. These options are fully vested.

Option Exercises and Stock Vested in 2025

The following table reflects for the NEOs in 2025: (i) the number of shares, if any, acquired upon exercise of stock options and the value realized and (ii) the number of shares, if any, acquired upon the vesting of RSUs and the value realized, each before payout of any applicable withholding tax.

	Options		RSUs
Named Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting(2) ($)

Timothy C. Oliver	172,711	3,255,602	169,367	(3)	5,934,077
Andrew Wamser	—	—	7,358		286,373
Paul J. Campbell	—	—	52,565		1,457,586
Stuart Mackinnon	—	—	55,576	(4)	1,983,234
Ricardo J. Nuñez	—	—	19,170		687,901
Andrea Burson	—	—	6,416		236,455
(1)	The value realized is the fair market value on the exercise date, net of the exercise price.
(2)	The value realized is the fair market value on the vesting date.
(3)	Not included in these amounts for Mr. Oliver are 113,497 shares of NCR Voyix with a value on vesting realized of $1,247,050.
(4)	Not included in these amounts for Mr. Mackinnon are 50,208 shares of NCR Voyix with a value on vesting realized of $537,467.

Pension Benefits

Other than Mr. Campbell, none of our NEOs receive any pension benefits or participated in the tax qualified and nonqualified pension plans of Atleos in 2025.

Name	Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefit(2)($)	Payments During Last Fiscal Year ($)
Timothy C. Oliver		—	—	—
Andrew Wamser
Paul J. Campbell	NCR Scotland Pension Plan	15	353,975	—
Stuart Mackinnon		—	—	—
Ricardo J. Nuñez		—	—	—
Andrea Burson		—	—	—
(1)	Represents the number of years of service credited to Mr. Campbell under the NCR (Scotland) Pension Plan as of December 31, 2025. Mr. Campbell was an employee of NCR’s Dundee, United Kingdom subsidiary and eligible to participate in the NCR (Scotland) Pension Plan before 1992 along with other eligible employees of the subsidiary.
(2)	Represents the actuarial present value of Mr. Campbell’s accumulated benefit (assuming normal retirement age) under the NCR (Scotland) Pension Plan, computed as of December 31, 2025 using the same assumptions used for NCR Atleos’ financial reporting purposes. For purposes of this disclosure,

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British Pound (GBP) has been converted to US Dollar (USD) at $1.3522 to £1.00, the exchange rate in effect as of December 31, 2025.

Nonqualified Deferred Compensation

Atleos does not sponsor a deferred compensation plan for our named executives or employees generally.

Potential Payments upon Termination or Change in Control

This section provides information on the compensation and benefits that would have been provided to our NEOs had a change in control of Atleos occurred on December 31, 2025 or had the employment of each such NEO terminated on that date under certain specified circumstances. None of the named executives meet the qualifications for retirement as of December 31, 2025.

Named Executive	Termination Upon Change in Control(1) ($)	Involuntary Termination Without Cause(2) ($)	Death or Disability ($)	Retirement ($)	Voluntary Resignation or Termination for Cause ($)

Timothy C. Oliver
Cash Severance	6,750,000	3,375,000	—	—	—
Pro rata Bonus(3)	1,080,000	1,350,000	1,080,000	—	—
Equity Awards(4)(5)(6)	27,386,525	12,736,226	27,386,525	—	—
Welfare Benefits(7)	90,705	45,568	—	—	—
Outplacement	10,000	10,000	—	—	—
Total Benefits Payable upon Termination	35,317,230	17,516,794	28,466,525	—	—

Named Executive	Termination Upon Change in Control(1) ($)	Involuntary Termination Without Cause(2) ($)	Death or Disability ($)	Retirement ($)	Voluntary Resignation or Termination for Cause ($)

Andrew Wamser
Cash Severance	2,200,000	1,100,000	—	—	—
Pro rata Bonus(3)	407,452	550,000	407,452	—	—
Equity Awards(4)(5)(6)	5,836,893	1,639,038	5,836,893	—	—
Welfare Benefits(7)	54,823	41,517	—	—	—
Outplacement	10,000	10,000	—	—	—
Total Benefits Payable upon Termination	8,509,168	3,340,555	6,244,345	—	—

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Named Executive	Termination Upon Change in Control(1) ($)	Involuntary Termination Without Cause(2) ($)	Death or Disability ($)	Retirement ($)	Voluntary Resignation or Termination for Cause ($)

Stuart Mackinnon
Cash Severance	2,400,000	1,200,000	—	—	—
Pro rata Bonus(3)	480,000	600,000	480,000	—	—
Equity Awards(4)(5)(6)	7,774,296	3,561,239	7,774,296	—	—
Welfare Benefits(7)	59,600	45,133	—	—	—
Outplacement	10,000	10,000	—	—	—
Total Benefits Payable upon Termination	10,723,896	5,416,372	8,254,296	—	—

Named Executive	Termination Upon Change in Control(1) ($)	Involuntary Termination Without Cause(2) ($)	Death or Disability ($)	Retirement ($)	Voluntary Resignation or Termination for Cause ($)

Ricardo J. Nuñez
Cash Severance	1,942,500	971,250	—	—	—
Pro rata Bonus(3)	357,000	446,250	357,000	—	—
Equity Awards(4)(5)(6)	7,254,332	4,135,431	7,254,332	—	—
Welfare Benefits(7)	54,750	41,481	—	—	—
Outplacement	10,000	10,000	—	—	—
Total Benefits Payable upon Termination	9,618,582	5,604,412	7,611,332	—	—

Named Executive	Termination Upon Change in Control ($)	Involuntary Termination Without Cause(2) ($)	Death or Disability ($)	Retirement ($)	Voluntary Resignation or Termination for Cause ($)

Andrea Burson
Cash Severance	1,350,000	675,000	—	—	—
Pro rata Bonus(3)	240,000	300,000	240,000	—	—
Equity Awards(4)(5)(6)	1,109,048	417,700	1,109,048	—	—
Welfare Benefits(7)	54,315	41,263	—	—	—
Outplacement	10,000	10,000	—	—	—
Total Benefits Payable upon Termination	2,763,363	1,443,963	1,349,048	—	—

Named Executive	Termination Upon Change in Control(1) ($)	Involuntary Termination Without Cause(8) ($)	Death or Disability ($)	Retirement ($)	Voluntary Resignation or Termination for Cause ($)

Paul J. Campbell
Cash Severance	—	950,000	—	—	—
Pro rata Bonus(3)	—	105,231	—	—	—
Equity Awards(4)(5)(6)	—	1,457,576	—	—	—
Welfare Benefits(7)	—	41,408	—	—	—
Outplacement	—	10,000	—	—	—
Total Benefits Payable upon Termination	—	2,564,215	—	—	—

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(1)	This column shows payments and benefits under Atleos’ Change in Control Severance Plan based on occurrence of a “double trigger” event (a qualifying change in control and a qualifying termination), together with accelerated vesting of applicable equity awards in the change in control. As determined by the CHRC and under the terms of the Atleos’ Change in Control Severance Plan, NEOs will receive Tier II benefits under the plan, unless they have an employment agreement or employment offer letter that states otherwise. Mr. Oliver, pursuant to his employment agreement, is entitled to receive Tier I benefits. For more information about Atleos’ Change in Control Severance Plan and Mr. Oliver’s employment agreement, please see the sections entitled “Severance Benefits – Change in Control (CIC) and Severance and Executive Severance (Non-CIC)” and “Employment and Separation Arrangements with Our Named Executives” below.
(2)	This column shows the amount the named executive would receive upon a termination by Atleos without “cause” under Atleos’ Executive Severance Plan. Under this circumstance, the NEO’s separation benefits is one times (1x) the sum of salary plus the target bonus in the prior year plus a pro rata bonus in the year of termination, except that Mr. Oliver receives one and one-half times (1.5x) the sum of salary plus target bonus pursuant to his employment agreement. For more information about Atleos’ Executive Severance Plan, please see the section entitled “Severance Benefits – Change in Control (CIC) Severance and Executive Severance (Non-CIC)” below.
(3)	This row shows payments under the 2025 STI Plan in the event of an involuntary termination upon change in control, and upon a termination due to death or disability. Because the applicable termination or change in control is assumed to occur on December 31, 2025, the full value of the named executive’s 2025 STI bonus is shown in the table.
(4)	Equity valuations reflect the closing price of Atleos common stock on December 31, 2025 of $38.11.
(5)	The payments in this row include only the value of unvested RSUs for which settlement would accelerate in connection with the applicable termination scenario. For more information about the treatment of outstanding equity awards on a termination of employment not connected with a change in control, please see the section below entitled “Treatment of Equity – Termination Not Connected with a Change In Control.”
(6)	A portion of the payments in this row reflect accelerated vesting of any applicable performance-based RSU awards, based on actual performance as of December 31, 2025. For more information about these awards, including the definitions of “PBTSRs,” please see our 2025 Proxy Statement.
(7)	Represents the aggregate present value of the “COBRA” benefit, based on premiums during the continuation period.
(8)	Represents the amount of severance payments and benefits paid to Mr. Campbell in connection with the termination of his employment. Effective April 1, 2025, Mr. Campbell’s employment with the Company was terminated and he entered into a Separation Agreement and General Waiver and Release, which is described under the heading “Employment and Separation Arrangements with Our Named Executives” below.

Employment and Separation Arrangements with Our Named Executives

Mr. Oliver:  On September 25, 2023, Mr. Oliver entered into an employment agreement with Cardtronics USA, Inc., the operating entity and employing subsidiary of Atleos, that states his compensation including, a base salary of $800,000, annual performance bonus target of 150% of his base salary and an annual equity opportunity with a minimum grant date value equal to $5.5 million. Mr. Oliver is subject to a non-compete and non-solicit and other restrictive covenants generally for a 12-month post-termination restricted period. The agreement also

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provides for Mr. Oliver’s participation in our Executive Severance Plan and our Change in Control Severance Plan. In addition, in the event that payments and benefits would be “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code), these payments and benefits will be provided to Mr. Oliver in full or reduced so that no payments and benefits are subject to an excise tax under Section 4999 of the Internal Revenue Code, whichever result in the greatest amount of benefits on a net after-tax basis.

Prior to the Separation, NCR Corp had an employment agreement with Mr. Oliver that governed the terms and conditions of his employment. The following provisions from Mr. Oliver’s employment agreement with NCR Corp were incorporated into his employment agreement with Atleos and continue to apply:

●	If Mr. Oliver is terminated by Atleos without “cause” (as defined below) or for "good reason" (as defined in our Change in Control Severance Plan), he is entitled to receive separation benefits under our Change in Control Severance Plan equal to three times (3.0x) base salary and target bonus at a “Tier I” benefit level.
●	With respect to equity awards granted by NCR Corp before the Separation, upon a termination of Mr. Oliver’s employment for any reason other than for “cause” (as defined in our Change in Control Severance Plan), then, subject to his continued compliance with the terms of the applicable equity award agreement (including the restrictive covenants), such equity awards will continue to vest pursuant to the terms of the applicable award agreement as if he had remained actively employed (and, for any performance-based equity awards, subject to the achievement of the performance goals for the applicable performance period), and any vested stock options held by Mr. Oliver will remain outstanding and exercisable in accordance with their terms through the original expiration date set forth in the applicable award agreement.

Mr. Wamser: Mr. Wamser’s employment offer letter dated January 6, 2025 with the Company describes an annual performance bonus target of 100% of his base salary and an annual equity opportunity equal to $1.5 million. The offer letter provided for both a one-time sign-on equity award of time-based RSUs with a grant date fair market value of $2,000,000. The offer letter also provided his Executive Severance Plan participation with a separation benefit of one times (1.0x) salary plus target bonus, and his Change in Control Severance Plan participation with a Tier II separation benefit of two times (2.0x) salary plus target bonus. On a termination by Atleos without “cause” or by Mr. Wamser for “good reason,” he is entitled to one times (1.0x) base salary and target bonus (or payments under our Executive Severance Plan or Change in Control Severance Plan, if the severance under the plan is greater) and accelerated vesting of his sign-on equity award. Mr. Wamser is subject to a non-compete, non-solicitation and other restrictive covenants generally for a 12-month post-termination period.

Mr. Mackinnon: Mr. Mackinnon’s September 1, 2021 offer letter with NCR Corp prior to the Separation describes his eligibility for a bonus of not less than 100% of his base salary (and with a maximum of two times (2.0x) his target bonus), Executive Severance Plan participation with a separation benefit of one times (1.0x) salary plus target bonus, and Change in Control Severance Plan participation with a Tier III separation benefit, although his Tier II separation benefit of two times (2.0x) salary plus target bonus was approved by our CHRC in March 2024). Mr. Mackinnon was granted a sign-on award of PBRSUs that vested on September 9, 2024. Mr. Mackinnon is subject to non-compete, non-solicit and other restrictive covenants generally for a 12-month post-termination period. Generally, Mr. Mackinnon is eligible for Atleos plans

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adopted after the Separation in connection with his appointment as Chief Operating Officer of Atleos on October 16, 2023.

Mr. Nuñez: Mr. Nuñez’s employment offer letter dated July 14, 2023 with NCR Corp describes an annual performance bonus target of 70% of his base salary and an annual equity opportunity equal to $1 million. The offer letter provided for both a one-time sign-on equity award of time-based RSUs with a grant date fair market value of $1,500,000 and a sign-on cash bonus in the amount of $250,000 payable in February 2024, subject to repayment if he resigns within 12 months after receiving payment. The offer letter also provided his Executive Severance Plan participation with a separation benefit of one times (1.0x) salary plus target bonus, and his Change in Control Severance Plan participation with a Tier II separation benefit of two times (2.0x) salary plus target bonus. On a termination by Atleos without “cause” or by Mr. Nuñez for “good reason,” he is entitled to one times (1.0x) base salary and target bonus (or payments under our Executive Severance Plan or Change in Control Severance Plan, if the severance under the plan is greater) and accelerated vesting of his sign-on equity award. Mr. Nuñez is subject to a non-compete, non-solicitation and other restrictive covenants generally for a 12-month post-termination period.

Ms. Burson: Ms. Burson’s promotion letter dated January 8, 2025 with the Company describes an annual performance bonus target of 80% of her base salary and an annual equity opportunity equal to $425,000. The promotion letter provided Ms. Burson a $250,000 cash bonus payment in March 2025. The promotion letter also provided her Executive Severance Plan participation with a separation benefit of one times (1.0x) salary plus target bonus, and her Change in Control Severance Plan participation with a Tier II separation benefit of two times (2.0x) salary plus target bonus. On a termination by Atleos without “cause” or by Ms. Burson for “good reason,” she is entitled to one times (1.0x) base salary and target bonus (or payments under our Executive Severance Plan or Change in Control Severance Plan, if the severance under the plan is greater) and accelerated vesting of her equity award. Ms. Burson is subject to a non-compete, non-solicitation and other restrictive covenants generally for a 12-month post-termination period.

For purposes of Mr. Oliver’s employment agreement and the other NEOs’ offer letters, “Cause” generally means conviction for committing a felony, willful and continued failure to perform substantially the named executive’s duties, willful engaging in illegal conduct or gross misconduct, or material violation of the Code of Conduct. For purposes of Mr. Oliver’s employment agreement and the other named executives’ offer letters, “good reason” generally means, subject to certain notice and cure rights, certain adverse changes in position, authority, duties, responsibilities (with respect to Messrs. Oliver and Mackinnon), or in title or position (with respect to Mr. Nuñez), certain reductions in base salary or target bonus or equity grants (with respect to Mr. Oliver), certain office relocations or a material breach of the agreement or any equity award agreement.

Severance Benefits – Change in Control (CIC) Severance and Executive Severance (Non-CIC)

Change in Control (CIC) Severance Benefits

Atleos maintains a Change in Control Severance Plan for its senior executive team, including the named executives. Under this plan, Atleos would pay only “double-trigger” separation

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benefits, that is, benefits would pay out only if both a change in control occurs and employment ends due to a qualifying termination.

Amounts payable are based on executive “Tier” level, and payment is conditioned on the executive signing a restrictive covenant and release agreement with confidentiality and 18-month non-competition and non-solicitation provisions. Under the Change in Control Severance Plan, if Atleos terminates the employment of an eligible named executive for reasons other than “cause,” death or disability, or if the executive resigns for “good reason” within two years after a Change in Control (or within six months before a Change in Control, if the executive can show that the termination occurred in connection with a Change in Control), then Atleos or its successor must provide these benefits:

●	A lump sum payment equal to 300% of annual salary and target bonus under the annual bonus plan for Tier I executives, 200% of annual salary and target bonus under the annual bonus plan for Tier II executives and 100% of annual salary and target bonus under the annual bonus plan for Tier III executives;
●	A lump sum payment equal to a pro rata portion of the current year target bonus under the annual bonus plan (prorated based on days of service in the performance period);
●	Three years of medical, dental and life insurance benefits for the executive and dependents at the level in effect at termination for Tier I executives, and two years of these benefits for Tier II executives and one year of these benefits for Tier III executives; and
●	One year of outplacement assistance.

There are no tax gross-ups under the Change in Control Severance Plan for any named executives. However, the Change in Control Severance Plan also contains a “better of” cutback, such that the executive may retain the greater, on an after-tax basis, of the amount resulting from (i) payment of the full amount of payments and benefits (taking into account the 20% excise tax imposed under Section 4999 of the Internal Revenue Code) and (ii) application of a cutback to the amount that would not trigger Section 280G of the Internal Revenue Code.

“Cause” generally means the willful and continued failure to perform assigned duties or the willful engaging in illegal or gross misconduct that materially injures Atleos.

“Good reason” generally means: (i) reduction in duties or authorities, responsibilities or position; (ii) reduction in salary; (iii) failure to pay incentive compensation when due; (iv) reduction in target or maximum incentive opportunities; (v) failure to continue substantially equivalent equity award or other employee benefit programs; (vi) relocation of an executive’s office over forty miles; or (vii) successor’s failure to assume the Change in Control Severance Plan.

“Change in Control” generally means any of the following: (i) third party acquisition of 30% or more of Atleos’ stock; (ii) a change in Atleos’ Board members such that the current incumbents and approved successors no longer make up a majority; (iii) a reorganization, merger, consolidation or sale or other disposition of substantially all of our assets in which any of the following is true - the stockholders of Atleos immediately before the change in control do not hold at least 50% of the combined enterprise, there is a 30%-or-more stockholder of the combined enterprise (other than as a result of conversion of the stockholder’s pre-combination interest in Atleos), or Atleos’ Board members (immediately before the combination) do not

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make up a majority of the board of the combined enterprise; or (iv) stockholder approval of a complete liquidation.

Executive Severance Benefits (Non-CIC)

Atleos provides its key executives, including the named executives, reasonable severance benefits to ensure that Atleos remains competitive with other employers, and to help Atleos attract and retain top talent. Atleos’ Executive Severance Plan, amended and restated effective in March 20, 2024, provides certain severance benefits in the event employment ends in a qualifying termination not connected to a change in control. Under this plan, if a named executive’s employment is terminated by Atleos without “cause” (other than as a result of death or “disability” as defined in the Executive Severance Plan) or by the executive for "good reason," Atleos provides the executive a lump sum payment equal to one times (1.0x) salary plus target bonus under the annual bonus plan as well as prorated bonus for the year of separation. Also, the named executives will receive up to 18 months of “COBRA” medical, dental and vision coverage, 12 months of life insurance coverage and outplacement services under Atleos’ outplacement program in effect on the termination date.

“Cause” generally means (i) conviction or indictment of a felony or a crime that could reasonably be expected to have an adverse impact on the participant’s duties or the business or reputation of Atleos, (ii) conduct that could reasonably be expected to result in material injury to the business or reputation of Atleos, (iii) material violation of Atleos’ policies, (iv) willful neglect in the performance of duties or willful or repeated failure or refusal to perform duties, (v) willful misconduct that has, or could be reasonably expected to result in, material injury to the reputation or business of Atleos, (vi) embezzlement, misappropriation or fraud that has, or could be reasonably expected to result in, material injury to the reputation or business of Atleos, (vii) material breach of the restrictive covenant agreement attached to the plan or other employee confidentiality, non-competition, non-solicitation or other restrictive covenants, subject to certain cure rights if susceptible to cure, (viii) breach of any material provision of any employment or service agreement that has, or could be reasonably expected to result in, material injury to the reputation of Atleos, subject to certain cure rights if susceptible to cure.

“Good Reason,” generally means (i) a material diminution in annual total cash compensation or authority, duties, or responsibilities, (ii) material change in the geographic location, or (iii) material breach of the Plan by Atleos; provided the executive provides Atleos written notice within sixty days of the circumstance, the executive cooperates with Atleos to cure the circumstance within thirty days of the notice, Atleos fails to cure the circumstance, and the executive terminates employment within sixty days after the end of the cure period.

Payments are conditioned on the executive signing a restrictive covenant and release agreement with confidentiality and non-competition with a 12-month restricted period and non-solicitation covenants with a 24-month restricted period.

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According to the Executive Severance Plan, severance would not be paid under the Executive Severance Plan to named executives who voluntarily resign from employment or service with Atleos other than for good reason and no additional amounts would be paid under the Executive Severance Plan unless required to obtain additional covenants, transition services, or similar additional consideration determined to be proportionate and necessary and appropriate to protect the interests of Atleos and its stockholders. In addition, no benefits would be paid under the Executive Severance Plan generally if benefits are payable under the Change in Control Severance Plan for the same termination of employment.

Restrictive Covenants

Under the NEO compensation arrangements, change in control and non-change in control severance plan provisions along with the equity award agreements, NEOs are subject to the following restrictive covenants: employee and customer non-solicitation, confidentiality and non-disparagement and non-competition.

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Treatment of Equity – Termination Not Connected with a Change In Control

Under our Stock Plan, the treatment of outstanding equity awards when employment ends in a termination not connected with a change in control of the Company differs based on the form of equity award, the grant agreement in use at a given time and the reason for the termination, as summarized below. Awards granted prior to the Separation were determined by the NCR Corp CHRC and discussed in prior SEC filings. The discussion below is limited to awards granted by our CHRC after the Separation. Under negotiated new hire employment agreements, certain named executives have varied terms for sign-on or other specific equity awards, as described in the section entitled “Employment and Separation Agreements with Our Named Executives.”

Performance-Based RSUs (PBRSUs). Unvested PBRSUs vest pro rata at a specified date if employment ends because of death, disability, retirement or Company termination without cause. For this purpose, “retirement” means termination of Company service after reaching age 60 with 5 years of continuous service and "cause" means (i) “cause” as defined in any individual agreement to which the applicable executive is a party, or (ii) if there is no such individual agreement or if it does not define cause: (A) conviction of the executive for committing a felony or that has, or could reasonably be expected to result in, an adverse impact on the performance of the executive’s duties to the Company or on the business or reputation of the Company (B) conduct in connection with employment that has or could reasonably be expected to result in material injury to the business or reputation of the Company, (C) a material violation of the Company’s ethics and compliance program, (D) willful neglect in the performance of the executive’s duties for the Company or willful or repeated failure or refusal to perform such duties, (E) willful misconduct on the executive’s part in the course of employment that has or could reasonably be expected to result in material injury to the reputation or business of the Company, (F) embezzlement, misappropriation, or fraud committed by the executive or at the direction or the executive in the course of employment, (G) material breach of the restrictive covenant agreement or other confidentiality, non-competition, non-solicitation, or other restrictive covenant that is not cured within thirty days after the executive receives written notice of such breach from the Company, or (H) executive’s breach of any material provision or any employment or service agreement that has or could reasonably be expected to result in material injury to the Company, which breach is not cured within thirty days after receiving written notice of such breach from the Company. The pro rata portion is determined based on the length of service during the applicable vesting period prior to termination of employment. Awards will continue to vest on their original vesting dates following a termination due to retirement subject to continued compliance with the restrictive covenants and other terms of the applicable award agreement. Otherwise, all unvested PBRSUs are forfeited if a named executive resigns or is terminated for cause.

Time-Based RSUs. Unvested time-based RSUs held by our named executives generally vest pro rata if employment ends because of death, disability, “retirement” or Company termination without “cause.” For this purpose, “retirement” and “cause” have the meanings noted above for PBRSUs. The pro rata portion is determined based on the length of service during the applicable

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Treatment of Equity – Termination Not Connected with a Change In Control vesting period prior to termination of employment. Awards will continue to vest on their original vesting dates following a termination due to retirement subject to continued compliance with the restrictive covenants and other terms of the applicable award agreement. Otherwise, all unvested time-based RSUs are forfeited if a named executive resigns or is terminated for “cause.”

Stock Options. Our CHRC has not granted Stock Options.

All Equity Awards. In addition, all unvested equity awards are generally forfeited and deemed canceled, and the fair market value of previously vested awards is subject to a repayment obligation, if during employment or the year after employment a named executive competes with the Company, induces or attempts to induce any of our employees to resign or solicits business from customers all as set forth more specifically in applicable equity award agreements. Equity awards are also generally forfeited if a named executive fails to keep the terms of the award agreement confidential, or engages, as determined by our CHRC, in misconduct in connection with employment.

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Equity Compensation Plan Information Table

This Table shows information, as of December 31, 2025, regarding shares of Atleos common stock authorized for issuance under the NCR Atleos Corporation 2023 Stock Incentive Plan.

Equity Compensation Plan Information – 2025

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities shown in column a)
Equity compensation plans approved by stockholders	(a)	(b)	(c)
2023 Stock Incentive Plan	—	—	2,349,364(1)
Total	—	—	2,349,364
(1)	Represents the number of securities available for future issuance under our NCR Atleos Corporation 2023 Stock Incentive Plan if all the outstanding unvested restricted stock units granted to employees were settled in Atleos common stock under that plan. The number of securities available for future issuance under our NCR Atleos Corporation 2023 Stock Incentive Plan is 5,507,812 when excluding those granted but outstanding unvested restricted stock units.

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Pay vs. Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information regarding executive pay and performance.

At Atleos, we and the CHRC are committed to ensuring alignment between Company performance and executive compensation to encourage and reward management for creating stockholder value. This Pay vs. Performance disclosure provides an additional perspective on our alignment with pay and performance. This perspective includes Compensation Actually Paid (“CAP”) to our named executives, which covers the annual change in management’s total, company-derived wealth. This provides a distinct view from total compensation for our named executives as set forth in the “Summary Compensation Table, which captures the annual economic cost of compensation to the Company. We believe CAP is a valuable additional comparator to performance since it includes the effect of performance on executive compensation over time and the degree to which pay is aligned with performance.

Pay vs. Performance Table

The table below shows CAP (as defined by the SEC in Item 402(v) of Regulation S-K) for our named executives and our financial performance for the years shown in the table. The dollar amounts presented as CAP in the table below are computed in accordance with Item 402(v) of Regulation S-K and do not reflect the actual amount of compensation earned by or paid to our named executives during the applicable fiscal year. For purposes of this table, our CEO is also referred to as our principal executive officer or “PEO” and our other named executives are referred to as our “non-PEO NEOs”:

Pay vs. Performance Table

					Value of Initial Fixed $100
Year	Summary Compensation Table Total for PEO(1&2)	Compensation Actually Paid to PEO(1&3)	Average Summary Compensation Table Total for Non- PEO NEOs(1&2)	Average Compensation Actually Paid to Non-PEO NEOs(1&3)	Total Stockholder Return(4)	Peer Group Total Stockholder Return(5)	Net Income (millions)(6)	Adjusted EBITDA (millions)(7)
2025	$10,291,882	$12,551,554	$2,574,654	$2,791,849	$179	$132	$162	$830
2024	$8,670,022	$14,402,662	$2,545,012	$3,505,131	$159	$136	$81	$785
2023	$8,986,515	$10,775,983	$1,523,039	$1,688,906	$114	$108	$(148)	$738
(1)	NEOs included in these columns reflect the following individuals:

Year	PEO	Non-PEO NEOs
2025	Timothy C. Oliver	Andrew Wamser, Stuart Mackinnon, Ricardo J. Nuñez, Andrea Burson and Paul J. Campbell
2024	Timothy C. Oliver	Paul J. Campbell, Stuart Mackinnon, Ricardo J. Nuñez and LaShawne Meriwether
2023	Timothy C. Oliver	Paul J. Campbell, Stuart Mackinnon, Ricardo J. Nuñez and LaShawne Meriwether

(2)	Amounts reflect the total compensation in the Summary Compensation Table for our NEOs in 2023, 2024, and 2025.
(3)	CAP has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation includes the end-of-year value of awards

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Pay vs. Performance

granted within the fiscal year, the change in fair value of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will actually vest. To calculate CAP the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table:

	PEO	Non-PEO Average
	2025	2025
	($)	($)

Summary Compensation Table Total	10,291,882	2,574,654
(Minus): Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year reported in the Summary Compensation table	(8,283,262)	(1,592,299)
(Minus): Change in Pension Value reported in the Summary Compensation Table	—	(3,650)
Plus: Pension Service Cost and Associated Prior Service Cost	—	—
Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Equity Awards Granted in Fiscal Year	10,530,727	2,159,698
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	2,227,656	265,125
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in Fiscal Year	1,162,469	173,071
Plus/(Minus): Change in Fair Value as of Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	(3,377,918)	(525,486)
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions In Fiscal Year	—	(259,264)
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	—	—
Compensation Actually Paid	12,551,554	2,791,849

The assumptions used in calculating the fair value of the equity awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that the fair value calculations of the performance-based RSUs granted in 2022 used the payout below threshold, the performance-based RSUs granted in 2023 used the payout below target, and the performance-based RSUs granted in 2024 and 2025 assumed a payout at target in 2025, in each case as compared to the grant date fair value calculations which assumed a payout at target.

(4)	Total Stockholder Return (TSR) represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on October 17, 2023, the date of the first trading day of Atleos common stock following the Separation, through the end of the applicable fiscal year, assuming reinvestment of dividends.
(5)	Peer Group Total Stockholder Return (TSR) represents the cumulative return on a fixed investment of $100 in the S&P Composite 1500 Transaction & Payment Processing Services Index for the period beginning on October 17, 2023 through the end of the applicable fiscal year, assuming reinvestment of dividends.

Year	2025	2024	2023
S&P Composite 1500 Transaction & Payment Processing Services	$132	$136	$108

(6)	The dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.
(7)	While we use numerous financial and non-financial performance measures to evaluate performance under our compensation programs, Adjusted EBITDA is the financial performance measure that, in Atleos’ assessment, represents the most important performance measure (that is not otherwise

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Pay vs. Performance

required to be disclosed in the table) used to link compensation actually paid to named executives, for 2025, to Company performance. Please see our 2025 Annual Report for a definition of “Adjusted EBITDA.”

Relationship Between Compensation Actually Paid (CAP) and Performance Measures

Relationship Between CAP vs. Company TSR

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s TSR, as well as the relationship between our TSR and the TSR of our peer group:

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Pay vs. Performance

Relationship Between CAP vs. Net Income

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s net income:

Relationship Between CAP vs. Adjusted EBITDA

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s Adjusted EBITDA:

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Pay vs. Performance

Most Important Company Performance Measures for Determining Executive Compensation

Following is an unranked list of the financial performance measures we consider most important in linking company performance and compensation actually paid to our named executives in 2025. Further information on our performance measures is described in our CD&A above:

●	Adjusted EBITDA
●	Free Cash Flow
●	Revenue
●	rTSR

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CEO Pay Ratio

We are required under Item 402(u) of Regulation S-K to calculate and disclose our “CEO pay ratio.” For the 2025 CEO pay ratio, the same median employee identified with respect to our 2023 CEO pay ratio was used since there has not been a change in our employee population or employee compensation arrangements that would significantly change the CEO pay ratio disclosure. We calculated such median employee’s total compensation of $49,960 for 2025 in the same manner we calculated our CEO’s compensation of $10,291,882 for 2025 as reported in the “Total” column of the Fiscal 2025 Summary Compensation Table on page 52. Based on this information, for 2025, the pay ratio between these amounts is 206:1. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and our methodology.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on the employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the CEO pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Related Person Transactions

Under its charter, the Governance Committee is responsible for the review of all related person transactions. The Board has formalized in writing a Related Person Transaction Policy that provides that each related person transaction must be considered for approval (i) by the Governance Committee, or (ii) by all of the disinterested members of the Board, if the Governance Committee so determines.

The policy, as amended, requires each director and executive officer of the Company to report to the Company’s General Counsel any transaction that could constitute a related person transaction prior to undertaking the transaction. The General Counsel must advise the Chair of the Governance Committee of any related person transaction of which the General Counsel becomes aware, whether as a result of reporting or otherwise. The Governance Committee then considers each such related person transaction, unless the Governance Committee determines that the approval of such transaction should be considered by all of the disinterested members of the Board, in which case such disinterested members of the Board will consider the transaction.

If the Company enters into a transaction that it subsequently determines is a related person transaction or a transaction that was not a related person transaction at the time it was entered into but thereafter became a related person transaction, then, in either case, the related person transaction shall be promptly presented to the Governance Committee or the disinterested members of the Board, as applicable, for approval. If such related person transaction is not approved, then the Company shall take all reasonable actions to attempt to terminate the Company’s participation in that transaction.

Under the policy, a related person transaction generally means any transaction involving or potentially involving an amount in excess of $120,000 in which the Company or any of its subsidiaries is a participant and in which any of its directors or director nominees, executive officers or 5% stockholders, or any immediate family members of any of the foregoing, or any entity controlled by any of the foregoing or in which any of the foregoing has a 10% or greater ownership interest, has or will have a direct or indirect material interest.

In considering whether to approve a related person transaction or relationship, the Governance Committee or the disinterested members of the Board, as applicable, considers all relevant factors, including:

●	the size of the transaction and the amount payable to a related person or any other benefit received by a related person;
●	the nature of the interest of the related person in the transaction;
●	whether the transaction may involve a conflict of interest; and
●	whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

Transactions and relationships that are required to be disclosed under applicable securities laws and regulations are disclosed in the Company’s proxy statement.

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Fees Paid to Independent Registered Public Accounting Firm

The following table presents the approximate fees for professional audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers, for the audit of the Company’s financial statements and internal controls over financial reporting for the fiscal year ended December 31, 2025 and the audit of the Company’s financial statements for the fiscal year ended December 31, 2024, as well as the approximate worldwide fees billed for other services rendered by PricewaterhouseCoopers in fiscal years 2025 and 2024.

	2025	2024
Service	($)	($)
Audit Fees(1)	5,023,241	5,826,500
Audit-Related Fees	—	—
Subtotal	5,023,241	5,826,500
Tax Fees(2)	97,000	325,200
All Other Fees(3)	2,000	2,000
Subtotal	99,000	327,200
Total Fees	5,122,241	6,153,700
(1)	In 2025, includes fees required for the integrated audit of Atleos' consolidated financial statements, quarterly reviews of interim financial statements, statutory audits, and incremental audit effort associated with the 10-K/A. In 2024, includes fees required for the integrated audit of Atleos’ consolidated financial statements, quarterly reviews of interim financial statements, statutory audits, review of company responses to SEC comment letters, and the incremental audit effort associated with the Company’s first year of compliance with Section 404 of the Sarbanes-Oxley Act.
(2)	Generally includes tax compliance, consulting and planning services. In 2025 and 2024, respectively, fees for tax services include:
(a)	$95,000 and $304,200 for tax audit consultation and assistance; and
(b)	$2,000 and $21,000 for tax compliance including the preparation, review and filing of tax returns.
(3)	Includes fees for all other work performed by PricewaterhouseCoopers that does not meet the above category descriptions. In 2025 and 2024, this amount related to licenses to research applications. These items were evaluated by the Audit Committee to be permissible services and determined not to impact the independence and objectivity of the independent registered public accounting firm.

Pursuant to its charter, the Audit Committee must pre-approve all auditing services, review and attest services, internal control related services and non-audit services provided to the Company by the independent registered public accounting firm and all fees payable by the Company to the independent registered public accounting firm for such services. The Audit Committee also is responsible for overseeing the audit fee negotiations associated with the retention of PricewaterhouseCoopers for the audit of our financial statements.

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Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee has adopted a pre-approval policy to promote compliance with the NYSE listing standards and the applicable SEC rules and regulations relating to auditor independence. In accordance with the Audit Committee charter and the pre-approval policy, the Audit Committee reviews with PricewaterhouseCoopers and management the plan and scope of PricewaterhouseCoopers proposed annual financial audit and quarterly reviews, including the procedures to be utilized and PricewaterhouseCoopers compensation, and pre-approves all auditing services, review and attest services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by PricewaterhouseCoopers. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. Any pre-approvals granted by such Committee member(s) will be presented to the full Audit Committee at its next regularly scheduled meeting for ratification.

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Board Audit Committee Report

The Audit Committee consists of three directors, each of whom is independent as determined by the Board of Directors based on independence standards set forth in the NCR Atleos Corporation Board of Directors Corporate Governance Guidelines, which adopts the definition of independence described in the listing standards of the New York Stock Exchange (NYSE) and the applicable rules of the U.S. Securities and Exchange Commission (SEC). In accordance with NYSE rules, all members are “financially literate.” In addition, as of the date of this report, Ms. Frymire, Mr. Almeida and Mr. Niederauer are “audit committee financial experts” as defined under applicable SEC rules. A brief description of the responsibilities of the Audit Committee is set forth above under the caption Committees of the Board. The Audit Committee acts under a charter adopted by the Board of Directors, which is periodically reviewed and revised as appropriate. The Audit Committee charter is available on the Company’s website at https://www.ncratleos.com/about-us/corporate-governance/committee-memberships-and-charters.

In general, Atleos’ management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. PricewaterhouseCoopers LLP (PricewaterhouseCoopers), Atleos’ independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, as well as an independent audit of the Company’s internal controls over financial reporting.

In the course of fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements for fiscal year 2025, as well as its quarterly public earnings releases and its quarterly reports on Form 10-Q, and, together with the Board, has reviewed and discussed the Company’s 2025 Annual Report on Form 10-K and this proxy statement. In addition, the Audit Committee discussed with PricewaterhouseCoopers the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers required by applicable requirements of the PCAOB’s Rule 3526 and has discussed with PricewaterhouseCoopers its independence, and the Audit Committee concurred, based on those disclosures and discussions as well as its own review and consideration, that PricewaterhouseCoopers is independent. In connection with its discussions concerning the independence of its independent registered public accounting firm, the Audit Committee adopted its annual policy requiring that the Audit Committee pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm or its affiliates to Atleos or its consolidated subsidiaries. The Audit Committee also reviewed its procedures for processing and addressing complaints regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. Finally, the Audit Committee has reviewed Atleos’ critical accounting policies and alternative policies with management and the Company’s independent registered public accounting firm to determine that both are in agreement that the policies currently being used are appropriate.

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Board Audit Committee Report

The Audit Committee met in executive session at its regular meetings periodically throughout the year with both PricewaterhouseCoopers and the Company’s Chief Audit Executive. It also met privately on occasion with the Chief Financial Officer, who has unrestricted access to the Audit Committee.

Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.

Date: February 23, 2026	The Audit Committee Michelle McKinney Frymire, Chair Odilon Almeida, Jr. Duncan L. Niederauer

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Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm for 2026

The Board of Directors recommends that you vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers as our independent accounting firm for the fiscal year ending December 31, 2026.

Proposal Details

The Audit Committee has appointed PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Although stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required, the Board is asking that you ratify this appointment as a matter of good corporate governance.

PricewaterhouseCoopers is a leader in providing audit services to companies in the high-technology industry. The Audit Committee believes that PricewaterhouseCoopers is well qualified to serve as Atleos’ independent registered public accounting firm due to its experience, global presence with offices or affiliates in or near most locations where Atleos does business and quality audit work in serving the Company. PricewaterhouseCoopers rotates its audit partners assigned to audit Atleos at least once every five years and the Audit Committee has placed restrictions on the Company’s ability to hire any employees or former employees of PricewaterhouseCoopers or its affiliates. Based on its Pre-Approval Policy as defined in the “Fees Paid to Independent Registered Public Accounting Firm” section of this proxy statement and applicable SEC rules and guidance, the Audit Committee considered whether the provision during 2025 of the tax and other non-audit services described above under the caption “Fees Paid to Independent Registered Public Accounting Firm” was compatible with maintaining the independence of PricewaterhouseCoopers and concluded that it was.

PricewaterhouseCoopers representatives are expected to be present at the virtual Annual Meeting where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

77	2026 Proxy Statement

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm for 2026

How Does the Board Recommend that I Vote on this Proposal?

The Board of Directors and the Audit Committee recommend that you vote FOR this proposal.

Properly authorized proxies received by the Board will be voted FOR this proposal unless they specify otherwise. If the stockholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will reconsider the appointment but may elect to maintain it.

Vote Required for Approval

The affirmative vote of a majority of all the votes cast on this proposal by holders of our common stock (in person via attendance at the virtual meeting or by proxy) is required to approve the ratification of the appointment of our independent registered accounting firm. Abstentions and broker “non-votes”, if any, will not be counted as votes cast and will have no effect on the approval of this proposal. As brokers generally have discretionary authority to vote on this proposal if they do not receive voting instructions, we do not expect any broker non-votes on this proposal. The vote is not binding on the Board and Audit Committee, but the Board and Audit Committee will review and consider the voting results when evaluating selection of the Company’s independent registered public accounting firm in the future.

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Other Matters

The Board does not know of any matters that will be brought before the Annual Meeting or any postponement or adjournment thereof other than those listed in the notice of meeting. If any other matters are properly introduced at the Annual Meeting, or any postponement or adjournment thereof, for consideration, including consideration of a motion to adjourn the Annual Meeting to another time or place, the individuals named on the enclosed form of proxy will have authority to vote on such matters in their discretion.

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Certain Security Ownership Information

Security Ownership of Certain Beneficial Owners and Management

Officers and Directors

The following table shows information as of March 6, 2026 (the “Table Date”), unless otherwise indicated, regarding the beneficial ownership of Atleos common stock by: (i) each named executive listed in our “Summary Compensation Table”; (ii) each non-employee director; and (iii) all current directors and executive officers as a group. Unless otherwise indicated, to Atleos’ knowledge each person named in the table below has sole voting and investment power over the shares reported. As of the Table Date, 73,751,665 shares of the Company’s common stock were issued and outstanding. Unless otherwise noted below, the address of each beneficial owner listed in the table is: c/o NCR Atleos Corporation, 864 Spring Street NW, Atlanta, Georgia 30308-1007.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Outstanding

Joseph E. Reece	48,692	*
Duncan L. Niederauer	—	*
Odilon Almeida, Jr.	12,503	*
Mary Ellen Baker	12,503	*
Michelle McKinney Frymire	3,717	*
Frank A. Natoli	12,503	*
Jeffry H. Von Gillern	12,503	*
Timothy C. Oliver	249,689	*
Paul J. Campbell	—	*
Stuart Mackinnon	73,680	*
Andrea Burson	12,581	*
Ricardo J. Nuñez	13,495	*
Andrew Wamser	5,143	*
Other Executives(2)	—	*
Current Directors, Director Nominees and Executive Officers as a Group (14 persons)	457,009	*
*	Less than 1%.
(1)	Represents shares of Atleos common stock held, and RSUs held that will become exercisable or vest, respectively, within 60 days after the Table Date. Includes the following shares deferred under our Director Compensation Program: 12,503 shares deferred by Mr. Natoli and 48,692 shares deferred by Mr. Reece.
(2)	Includes Traci Hornfeck. Ms. Hornfeck was the Chief Accounting Officer as of the Table Date. Ms. Hornfeck is not considered a Named Executive for purposes of this proxy statement.

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Certain Security Ownership Information

Other Beneficial Owners of Common Stock

To the Company’s knowledge, and as reported as of the close of business on the Table Date except as otherwise specified), the following stockholders beneficially own more than 5% of the Company’s outstanding stock. Applicable percentage ownership is based on 73,751,665 shares of common stock outstanding as of the Table Date.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
BlackRock, Inc.(1) 50 Hudson Yards New York, NY 10001	10,258,805	13.9%
The Vanguard Group(2) 100 Vanguard Boulevard Malvern, PA 19355	7,788,813	10.6%
(1)	Information is based on a Schedule 13G/A filed with the SEC on October 17, 2025 by BlackRock, Inc. (“BlackRock”), reporting beneficial ownership of 10,258,805 shares of the Company’s stock as of September 30, 2025. In this filing, BlackRock reported sole power to vote or direct the vote with respect to 10,136,499 of such shares, and sole power to dispose of or to direct the disposition with respect to all 10,258,805 of such shares.
(2)	Information is based on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”), reporting beneficial ownership of 7,788,813 shares of the Company’s stock as of December 31, 2023. In this filing, Vanguard reported sole dispositive power with respect to 7,692,910 of such shares, shared dispositive power with respect to 95,903 of such shares and shared voting power with respect to 24,968 of such shares.

81	2026 Proxy Statement

Questions Relating to this Proxy Statement - Information about Our Virtual Annual Meeting

What is the purpose of these proxy materials?

We are making this proxy statement, the notice of Annual Meeting and our 2025 Annual Report available to stockholders beginning on or about April 3, 2026 in connection with the solicitation by the Board of Atleos of proxies for the Annual Meeting and any postponement or adjournment thereof, to be held via a live webcast, for the purposes set forth in these proxy materials.

How do I attend and ask questions at the Annual Meeting?

The Annual Meeting will be a virtual meeting of stockholders, which allows stockholders the ability to more easily attend the Annual Meeting without incurring travel costs or other inconveniences. If you are a stockholder as of the close of business on March 6, 2026, the record date for the Annual Meeting (the “Record Date”), or a proxy for a record stockholder or a beneficial owner of Atleos’ common stock with evidence of ownership, you will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live webcast by registering at www.proxydocs.com/NATL, which provides our stockholders with rights and opportunities to vote and ask questions equivalent to in-person meetings of stockholders. The Annual Meeting will convene at 12:00 p.m. Eastern Time, on May 21, 2026.

We recommend that you authorize a proxy to vote your shares as described below so that your vote will be counted if you later decide not to virtually attend the Annual Meeting.

How do I access the proxy materials?

We are providing access to our proxy materials (including this proxy statement, the notice of Annual Meeting and our 2025 Annual Report) over the Internet pursuant to rules adopted by the SEC. Beginning on or about April 3, 2026, we will send the Notice by mail to stockholders entitled to notice of or a vote at the Annual Meeting. The Notice includes instructions on how to view the electronic proxy materials on the Internet, which will be available to all stockholders beginning on or about April 3, 2026. The Notice also includes instructions on how to elect to receive future proxy materials by email. If you choose to receive future proxy materials by email, next year you will receive an email with a link to the proxy materials and proxy voting site, and you will continue to receive proxy materials in this manner until you terminate your election. We encourage you to take advantage of the availability of our proxy materials on the Internet.

Will I receive a printed copy of the proxy materials?

You will not receive a printed copy of the proxy materials unless you specifically request one. Each Notice includes instructions on how to request a printed copy of the proxy materials, including the proxy card for the Annual Meeting if you are a record holder or the applicable voting instruction form (or forms) if you are a beneficial owner, at no cost to you. In addition,

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Questions Relating to this Proxy Statement - Information about Our Virtual Annual Meeting by following the instructions on the Notice, you can elect to receive future proxy materials in printed form by mail. If you choose to receive future proxy materials in printed form by mail, we will continue to send you printed materials pursuant to that election until you notify us otherwise.

Additional printed copies of our 2025 Annual Report, including the financial statements and the financial statement schedules therein, as well as our Corporate Governance Guidelines, Code of Conduct, and charters for each of our Board committees, are available without charge to stockholders upon written request to the Company’s Corporate Secretary at NCR Atleos Corporation, 864 Spring Street NW, Atlanta, Georgia 30308-1007 or via our website at www.ncratleos.com. We will furnish the exhibits to our 2025 Annual Report upon payment of our copying and mailing expenses.

Can I access the proxy materials on the Internet?

Yes. The Company’s proxy statement and our 2025 Annual Report are available free of charge at SEC Filings | NCR Atleos Corporation and www.proxydocs.com/NATL. You may also obtain these materials at the SEC website at www.sec.gov or by contacting the Company’s Corporate Secretary at NCR Atleos Corporation, 864 Spring Street NW, Atlanta, Georgia 30308-1007. Our 2025 Annual Report is not proxy soliciting material. Except to the extent specifically referenced herein, information contained or referenced on our website or social media is not incorporated by reference into and does not form a part of the proxy statement.

What does it mean if I receive more than one Notice?

We are taking advantage of the householding rules adopted by the SEC that permit us to deliver only one Notice to stockholders who share an address, unless otherwise requested. This allows us to reduce the expense of delivering duplicate Notices to our stockholders who may have more than one stock account or who share an address with another Atleos stockholder.

If you have multiple common stock record accounts and you have received only one Notice with respect to your common stock, and/or if you share an address with another Atleos stockholder and you have received only one Notice:

●	you may write us at 864 Spring Street NW, Atlanta, Georgia 30308-1007, Attn: Investor Relations, or call us at 1-800-225-5627, to request separate copies of the proxy materials at no cost to you; or
●	if you no longer wish to participate in the householding program, please call 1-866-540-7095 to “opt-out” or revoke your consent.

If you have multiple Atleos common stock record accounts and you have received multiple copies of the Notice with respect to your common stock, and/or if you share an address with another Atleos stockholder and you have received multiple copies of the Notice, and you wish to participate in the householding program, please call 1-866-540-7095 to “opt-in.”

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Who is soliciting my vote and who pays the cost of this proxy solicitation?

Your vote is being solicited by our Board. Certain of our officers, directors and employees, none of whom will receive additional compensation therefor, may solicit proxies by telephone or other personal communication. We have hired Innisfree M&A Incorporated to assist in the solicitation of proxies at an estimated cost of $20,000 plus reimbursement of reasonable out-of-pocket expenses. In accordance with SEC and NYSE rules, Atleos also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials to the beneficial owners of Atleos common stock.

Who will count the vote?

Mediant Communications Inc., an independent third party, will count the votes and act as the inspector of the elections.

Who is entitled to vote at the Annual Meeting?

Record holders of our common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

How many votes do I have?

Each record holder of common stock will have one vote for each share of common stock held at the close of business on the Record Date on the election of each director nominee and on each other matter that is properly brought before the Annual Meeting and on which holders of common stock are entitled to vote. There were 73,751,665 shares of the Company’s common stock issued and outstanding on the Record Date.

How do I vote my shares?

Your vote is important. Your shares can be voted at the Annual Meeting only if you are present (via attendance at the Annual Meeting by webcast) or if your shares are represented by proxy. Even if you plan to attend the Annual Meeting webcast, we urge you to authorize a proxy to vote your shares in advance.

You can authorize a proxy to vote your shares of common stock electronically by going to www.proxypush.com/NATL, or by calling the toll-free number (for residents of the United States and Canada) listed on the proxy card. Please have your proxy card in hand when going online or calling. If you authorize a proxy to vote your shares electronically, you do not need to return the proxy card. If you received proxy materials by mail and want to authorize your proxy by mail, simply mark the proxy card, and then date, sign and return it in the applicable postage-paid envelope provided so it is received no later than May 20, 2026.

Your shares of common stock will be voted at the Annual Meeting as directed by your electronic proxy or the instructions on your proxy card if: (i) you are entitled to vote those shares; (ii) your proxy for those shares was properly executed or properly authorized electronically; (iii) we received your proxy for those shares prior to the Annual Meeting; and (iv) you did not revoke your proxy for those shares prior to or at the Annual Meeting or provide a later dated

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proxy. The method by which you vote or authorize a proxy to vote your shares will in no way limit your right to attend and vote at the Annual Meeting webcast if you later decide to do so. However, attendance at the Annual Meeting, by itself, will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the Annual Meeting.

If you properly authorize and submit your proxy card, your shares will be voted as you direct or will be voted as specified in the above Board recommendations if you do not direct a particular vote, including voting for all nominees recommended by the Board if no specification has been provided with respect to voting in the election of directors. With respect to director elections, (i) if you return your proxy card but only indicate a voting specification with respect to some of the nominees, your shares will only be voted with respect to such nominees and will not be voted with respect to any other nominees, and (ii) should any nominee be unable to serve, the Board may reduce the size of the Board or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by properly authorized proxies that were voted in favor of the nominee that became unable to serve will be voted FOR the substitute nominee. With respect to any other matter that may be properly brought before the Annual Meeting or any postponement or adjournment thereof, the persons designated as proxies reserve full discretion to vote in accordance with their judgment.

Please note that if you hold any of your shares through a bank, broker or other nominee (i.e., in street name), you may be able to authorize your proxy for those shares by telephone, the Internet or mail. You should follow the instructions you receive from your bank, broker or other nominee to vote these shares. Also, if you hold any of your shares in street name, you must obtain a “legal proxy” executed in your favor from your bank, broker or nominee to be able to vote those shares in person via attendance at the virtual Annual Meeting. Obtaining a legal proxy may take several days.

If I authorized a proxy, can I revoke it and change my vote?

Yes, you may revoke a proxy at any time before it is exercised at the Annual Meeting by:

●	authorizing a new proxy on the Internet or by telephone;
●	properly executing and delivering another proxy card (dated as of a date later than the date of the original proxy card), which is received no later than 5:00 p.m. Eastern Time on the business day immediately prior to the Annual Meeting;
●	voting at the Annual Meeting (attendance at the Annual Meeting without voting will not revoke a previously authorized proxy); or
●	sending a written notice of revocation to the inspector of election in care of the Corporate Secretary of the Company at 864 Spring Street NW, Atlanta, Georgia 30308-1007 that is received no later than May 20, 2026.

Only the most recent, properly authorized proxy will be exercised and all others will be disregarded regardless of the method by which the proxies were authorized.

If shares of our common stock are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions for those shares.

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Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the Annual Meeting.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting (in person via attendance at the virtual Annual Meeting by proxy) of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum.

What vote is required to approve each proposal?

Proposal		Vote required for approval(1)	Effect of Abstentions(2)	Effect of Broker Non-Votes(2) (3)

1.	Election of director nominees	Majority of the total votes cast for and against each nominee	No effect	No effect
2.	Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers as described in these proxy materials	Majority of votes cast	No effect	No effect
3.	Ratification of the Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2026	Majority of votes cast	No effect	No effect
(1)	“Majority of votes cast” means the affirmative vote of a majority of all the votes cast on the matter by holders of our common stock (in person via attendance at the virtual Annual Meeting or by proxy).
(2)	Under Maryland law, abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the results of the votes in the election of directors, the Say on Pay proposal, or the proposal to ratify the appointment of our independent registered accounting firm.
(3)	A broker “non-vote” occurs when a broker returns a properly executed proxy containing at least one routine matter but does not vote on a particular proposal because the broker does not have the discretionary authority to vote on the proposal and has not received voting instructions from the beneficial owner regarding the proposal. Under the rules of the NYSE, brokers have the discretionary authority to vote on the ratification of our independent registered public accounting firm, but not on the election of our directors or the Say on Pay proposal.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. An email address for support is provided during the registration process and a toll-free support number is provided in the email that registrants receive one hour prior to the meeting.

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Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders of the Company have any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

When will you publish the results of the Annual Meeting?

We will include the results of the votes taken at the Annual Meeting in a Current Report on Form 8-K filed with the SEC following the Annual Meeting.

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Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies in connection with the Annual Meeting. Proxies may be solicited on our behalf through the mail, in person or by telephone, electronic or facsimile transmission. We have hired Innisfree M&A Incorporated to assist in the solicitation of proxies at an estimated cost of $20,000 plus reimbursement of reasonable out-of-pocket expenses. In accordance with SEC and NYSE rules, Atleos also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials to the beneficial owners of Atleos common stock.

Procedures for Nominations Using Proxy Access

Stockholders interested in submitting nominations to the Board to be included in the Company’s 2027 proxy materials pursuant to the proxy access provisions in Article I, Section 8 of the Company’s current bylaws must follow the procedures found in the Company’s bylaws. Nominations (containing the information specified in the bylaws regarding the stockholders and the proposed nominee) must be received by Atleos’ Corporate Secretary no earlier than November 4, 2026, nor later than 5:00 p.m. Eastern Time on December 4, 2026. Only stockholders meeting the ownership requirements set forth in Article I, Section 8 of the Company’s bylaws may submit nominations pursuant to the Company’s proxy access provisions.

Procedures for Stockholder Proposals for 2027 Annual Meeting Pursuant to SEC Rule 14a-8

Stockholders interested in presenting a proposal pursuant to SEC Rule 14a-8 for possible inclusion in the proxy materials for Atleos’ 2027 Annual Meeting of Stockholders must follow the procedures found in SEC Rule 14a-8 and the Company’s bylaws. To be eligible for possible inclusion in the Company’s 2027 proxy materials, all qualified proposals must be received by Atleos’ Corporate Secretary no later than 5:00 p.m. Eastern Time on December 4, 2026.

Procedures for Stockholder Proposals and Nominations for 2027 Annual Meeting Outside of SEC Rule 14a-8 and Pursuant to SEC Rule 14a-19

Under the Company’s current bylaws, nominations for election of directors and proposals for other business to be considered by the stockholders at an annual meeting outside of SEC Rule 14a-8 may be made only: (i) pursuant to the Company’s notice of meeting; (ii) by or at the direction of the Board; or (iii) by any stockholder of the Company that was a stockholder of record at the record date for the annual meeting, at the time of giving of notice as provided for in our bylaws and at the time of the annual meeting, that is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and that has provided the information required by our bylaws and delivered notice to the Company no earlier than 120 days, which is January 21, 2027, nor later than 5:00 p.m. Eastern Time, on the 90th day, which is February 20, 2027, before the first anniversary of the date of the preceding year’s annual meeting. In addition to satisfying the requirements under our bylaws, to comply with

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the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, which notice must be received by Atleos’ Corporate Secretary no later than February 20, 2027.

A copy of the full text of the Company’s current bylaws may be obtained upon written request to the Corporate Secretary at the address provided in the “Communications with Directors” section of this proxy statement and online at https://www.ncratleos.com/about-us/corporate-governance.

The above notice and proxy statement are sent by order of the Board of Directors.

Ricardo J. Nuñez Executive Vice President, General Counsel and Secretary

Dated: April 3, 2026

Note to Investors. This proxy statement and 2025 Annual Report contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to Atleos’ plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this proxy statement and 2025 Annual Report include, without limitation, statements regarding: Atleos’ proposed transaction with Brink’s; Atleos’ business and financial strategy; Atleos’ future plans relating to its workforce talent; expectations regarding Atleos’ cash flow generation and liquidity; our expectations of demand for our solutions and execution and the impact thereof on our financial results in 2026; Atleos’ focus on advancing our strategic growth initiatives and transforming Atleos into a software-led as a service company with a higher mix of recurring revenue streams; and our expectations of Atleos’ ability to deliver increased value to customers and stockholders. Forward-looking statements are based on Atleos’ current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of Atleos’ control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to:

●	Strategy and Technology: transforming our business model; development and introduction of new solutions; competition in the technology industry; integration of acquisitions and management of alliance activities; and our multinational operations;

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●	Business Operations: domestic and global economic and credit conditions; tariffs and other trade measures; risks and uncertainties from the payments-related business and industry; maintenance of a significant amount of vault cash, which involves risk of loss and is subject to cost fluctuations based on interest rate movements; retention and attraction of key employees; defects, errors, installation difficulties or development delays; failure of third-party suppliers; a major natural disaster or catastrophic event, including the impact of pandemics and geopolitical and macroeconomic challenges; environmental exposures from historical and ongoing manufacturing activities and climate change; and the impact of data protection, cybersecurity and data privacy including any related issues;
●	Finance and Accounting: our level of indebtedness; the terms governing our indebtedness; incurrence of additional debt or similar liabilities or obligations; access or renewal of financing sources; our cash flow sufficiency to service our indebtedness; interest rate risks; the terms governing our trade receivables facility; any lowering or withdrawal of the ratings assigned to our debt securities by rating agencies; our pension liabilities; and the write down of the value of certain significant assets;
●	Law and Compliance: allegations or claims by third parties that our products or services infringe on intellectual property rights of others, including claims against our customers and claims by our customers to defend and indemnify them with respect to such claims; changes to our tax rates and additional income tax liabilities; uncertainties regarding regulations, lawsuits and other related matters; and changes to cryptocurrency regulations;
●	Separation: the perceived reliability of Atleos’ financial statements if Atleos is unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act; that Atleos may incur material costs and expenses as a result of the spin-off; Atleos’ obligation to indemnify Voyix pursuant to the agreements entered into in connection with the Separation (including with respect to material taxes) and the risk Voyix may not fulfill any obligations to indemnify Atleos under such agreements; that under applicable tax law, Atleos may be liable for certain tax liabilities of Voyix following the Separation if Voyix were to fail to pay such taxes; that agreements binding on Atleos restrict it from taking certain actions after the distribution that could adversely impact the intended U.S. federal income tax treatment of the distribution and related transactions; potential liabilities arising out of state and federal fraudulent conveyance laws; the fact that Atleos may receive worse commercial terms from third parties for services it previously received from Voyix; and that after the Separation, certain of Atleos’ executive officers and directors may have actual or potential conflicts of interest because of their previous positions at NCR;
●	Our Common Stock: Atleos’ stock price may fluctuate significantly; substantial sales in the public market may cause the price of Atleos’ common stock to decline; timing, amount or payment of dividends; dilution of ownership percentages; timing and impact of Atleos’ share repurchase program; certain provisions in Atleos’ governing documents may prevent or delay an acquisition; the exclusive forum provision in Atleos’ bylaws could limit a stockholder’s ability to bring a claim against Atleos; and actions or proposals from stockholders that do not align with our business strategies or the interests of our other stockholders; and
●	Proposed Transaction with Brink’s: Brink’s ability to consummate the mergers (the “Transactions”); the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; Brink’s ability to finance the Transactions;

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Brink’s indebtedness, including the substantial indebtedness Brink’s will incur in connection with the Transactions and the need to generate sufficient cash flows to service and repay such debt; failure to consummate any anticipated repayment of the combined company’s indebtedness or make any returns to shareholders in the expected timeframe or at all; failure to obtain applicable regulatory or shareholder approvals in a timely manner or otherwise; failure to satisfy any other conditions to closing of the Transactions; failure to realize the anticipated benefits and synergies of the Transactions in the expected timeframe or at all, including as a result of a delay in consummating the Transactions; the success of integration plans and the time required to successfully integrate Atleos’ operations with those of Brink’s; the focus of management’s time and attention on the Transactions and other potential disruptions arising from the Transactions; the effects of the announcement of the Transactions on Brink’s or Atleos’ businesses; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with banks, employees, customers or suppliers) may be greater than expected following the public announcement of the Transactions; Brink’s or Atleos’ ability to retain certain key employees following the public announcement of the Transactions; the potential for litigation related to the Transactions; Brink’s or Atleos’ ability to obtain certain third party or governmental regulatory consents, approvals or clearances; potential undisclosed liabilities of Atleos not identified during the due diligence process; the impact of the Transactions on the market price of Brink’s or Atleos’ common stock and/or operating results; and general economic conditions that are less favorable than expected.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. Atleos may not be able to realize any of the potential strategic benefits, synergies or opportunities as a result of these actions, nor may stockholders achieve any particular level of stockholder returns. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including our 2025 Annual Report, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. Atleos does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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NCR ATLEOS

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Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved styleIPC The undersigned hereby appoints Timothy C. Oliver, Ricardo J. Nuñez, and Andrew Wamser (the "Named Proxies"), and each or either of them, as the true and lawful proxies of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of NCR Atleos Corporation which the undersigned is entitled to vote at said meeting and any postponement or adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, conferring authority upon such true and lawful proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given and otherwise authorizing such true and lawful proxies to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. This proxy is being solicited on behalf of the Board of Directors PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE NCR Atleos Corporation Annual Meeting of Stockholders for Stockholders of record as of March 6, 2026 Thursday, May 21, 2026 at 12:00 PM, Eastern Time Annual Meeting to be held live via the internet - please visit www.proxydocs.com/NATL for more details. P.O. BOX 8016, CARY, NC 27512-9903 Internet: www.proxypush.com/NATL • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-647-2142 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/NATL YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 12:00 PM, Eastern Time, May 21, 2026. Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

NCR Atleos Corporation Annual Meeting of Stockholders Please make your marks like this: PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Consider and vote upon the election of seven individuals to the Board of Directors as described in these proxy materials, each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies: FOR AGAINST ABSTAIN 1.01 Odilon Almeida, Jr. #P2# #P2# #P2# FOR 1.02 Mary Ellen Baker #P3# #P3# #P3# FOR 1.03 Frank A. Natoli #P4# #P4# #P4# FOR 1.04 Duncan L. Niederauer #P5# #P5# #P5# FOR 1.05 Timothy C. Oliver #P6# #P6# #P6# FOR 1.06 Joseph E. Reece #P7# #P7# #P7# FOR 1.07 Jeffry H. von Gillern #P8# #P8# #P8# FOR FOR AGAINST ABSTAIN 2. Consider and vote to approve, on a non-binding and advisory basis, the compensation of the named executive officers ("Say on Pay"), as more particularly described in these proxy materials; #P9# #P9# #P9# FOR 3. Consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026 and; #P10# #P10# #P10# FOR 4. Transact such other business as may properly come before the Annual Meeting and any postponement or adjournment of the Annual Meeting. Proposal_Page - VIFL You must register to attend the meeting online and/or participate at www.proxydocs.com/NATL Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3